                                 BANK OF HAWAII
                               PROFIT SHARING PLAN



                                 EXHIBIT (4)(a)

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                      RESOLUTION OF THE BOARD OF DIRECTORS
                                OF BANK OF HAWAII


          WHEREAS, each of the Employees' Retirement Plan of Bank of Hawaii (hereinafter the "Retirement Plan") and the Bank of Hawaii Profit Sharing Plan (hereinafter the "Profit Sharing Plan") must be amended to comply with changes in laws and regulations;

          NOW, THEREFORE, BE IT RESOLVED, that effective as of January 1, 1989 the Retirement Plan is hereby amended and restated as presented to this meeting.

          FURTHER RESOLVED, that effective as of January 1, 1989 the Profit Sharing Plan is hereby amended and restated as presented to this meeting.

          FURTHER RESOLVED, that any officer of Bank of Hawaii (hereinafter the "Bank") is hereby authorized, for and in the name and on behalf of the Bank, to apply for and to take such action as may be necessary, proper, or convenient to obtain a determination by the Internal Revenue Service that each of the Retirement Plan and the Profit Sharing Plan as amended and restated qualifies under the applicable provisions of the Internal Revenue Code and that the trust forming a part of each plan is exempt from income tax under said Code, and the actions of any officer in connection therewith are hereby approved, ratified, and confirmed.

          FURTHER RESOLVED, that any officer of the Bank is hereby authorized to make such technical amendments to the Retirement Plan or the Profit Sharing Plan as may be required by the Internal Revenue Service to obtain said determinations.

          FURTHER RESOLVED, that any officer of the Bank is hereby authorized, directed, and ordered to take such other action, as he may deem necessary or proper in order to consummate the matters authorized in these resolutions.



                                             ADOPTED DECEMBER 14, 1994

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TABLE OF CONTENTS


                                                              PAGE


PROLOGUE ...............................................       1


ARTICLE I     --  DEFINITIONS ..........................       2


ARTICLE II    --  SERVICE RULES

     Section 2.1    Month of Service Rules..............      10
     Section 2.2    Break In Service Rules..............      10
     Section 2.3    Leaves Of Absence...................      11
     Section 2.4    Maternity or  Paternity  Absences...      11
     Section 2.5    Treatment Of Employment By
                      Associated Companies..............      11
     Section 2.6    Certain Service with BankAmerica
                     Corporation, Chase Manhattan
                     Bank, Or First Federal.............      12
     Section 2.7    Certain Service With First
                    National Bank of Arizona............      12


ARTICLE III   --  MEMBERSHIP

     Section 3.1    Eligibility For Membership.........       13
     Section 3.2    Waiver of Membership...............       13
     Section 3.3    Reemployment Rules.................       13


ARTICLE IV    --  CONTRIBUTIONS

     Section 4.1    Amount Of Contributions.............      15
     Section 4.2    Limitations On Amounts Of Parti-
                    cipating  Employer  Contributions...      15
     Section 4.3    Time Of Participating Employer
                    Contributions.......................      16
     Section 4.4    Allocation Of Profit Sharing
                    Contributions.......................      16
     Section 4.5    Optional Cash Distribution Of
                    Up To 50% Of Allocation.............      17
     Section 4.6    Limitations On 401(k) Contribu-
                    tions...............................      17

                                       (i)

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                                TABLE OF CONTENTS
                                                              PAGE


ARTICLE V     --  MAXIMUM CONTRIBUTION AND BENEFIT
                  LIMITATIONS

     Section  5.1   Limitation  On  Annual  Additions  To
                    The Plan -- No Participation In
                    Other  Defined  Contribution   Arrange-
                    ment................................      23
     Section 5.2    Limitation  On  Annual  Additions  To
                    The Plan  --  Participation  In
                    Another  Defined   Contribution
                    Arrangement.........................      24
     Section 5.3    Limitation  on  Annual   Additions
                    To The  Plan  --  Participation
                    In Defined Benefit Plan.............      25
     Section 5.4    Definitions.........................      26
     Section 5.5    Transitional Rules..................      30


ARTICLE VI    --  VALUATION AND DISTRIBUTION RULES

     Section 6.1    Valuations..........................      31
     Section 6.2    Distribution At  Normal Retirement
                    Or Death............................      31
     Section 6.3    Disability Or Early Retirement......      32
     Section 6.4    Other Severances Of Employment......      34
     Section 6.5    Withdrawals Prior To Severance
                    Of Service; Loans...................      34
     Section 6.6    Form of Distributions...............      37
     Section 6.7    Special Distribution Rules..........      37
     Section 6.8    Claims Procedure....................      39


ARTICLE VII   --  ADMINISTRATION

     Section 7.1    The Board of Directors To Be
                    Named Fiduciary.....................      40
     Section 7.2    Profit Sharing Trust Committee......      40


ARTICLE VIII  --  INVESTMENTS AND TRUSTEES

     Section  8.1   Investment Elections................      43
     Section  8.2   Plan Trustees.......................      43
     Section  8.3   Certain Investment Powers...........      45
     Section  8.4   Investment By Investment Manager....      45
     Section  8.5   Liability Of Trustees...............      46

                                      (ii)

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                                TABLE OF CONTENTS
                                                              PAGE

ARTICLE IX    --  FIDUCIARY RESPONSIBILITIES

     Section  9.1   Fiduciary Responsibilities.........       47


ARTICLE X     --  PORTABILITY

     Section  10.1  Portability.........................      49
     Section  10.2  Section 401(a)(31) Eligible
                    Distributions.......................      49


ARTICLE XI    --  AMENDMENT, TERMINATION, MERGER

     Section  11.1  Amendment Of Plan..................       51
     Section  11.2  Discontinue Of Contributions.......       51
     Section  11.3  Termination Of Plan................       52
     Section  11.4  Plan Merger........................       52


ARTICLE XII   --  CERTAIN RIGHTS, LIMITATIONS
                  AND OBLIGATIONS

     Section  12.1  Right To Employment.................      53
     Section  12.2  Nondiscriminatory Actions...........      53
     Section  12.3  Liability For Payments..............      53
     Section  12.4  Non-Alienation Of Benefits..........      53


ARTICLE XIII  --  CONSTRUCTION AND INTERPRETATION

     Section  13.1  Gender And Number...................      54
     Section  13.2  Headings Of No Effect...............      54
     Section  13.3  Controlling Law.....................      54

ARTICLE XIV   --  TOP-HEAVY PROVISIONS

     Section  14.1  Determination of Top-Heavy Status...      55
     Section  14.2  Special Top-Heavy Rules.............      58

Appendix A..............................................      61

Appendix B..............................................      62

Appendix C..............................................      64

Appendix D..............................................      66

Appendix E..............................................      69

                                      (iii)

                               PROFIT SHARING PLAN

                                 BANK OF HAWAII


     Bank of Hawaii adopted a Profit Sharing Plan, which became effective January 1, 1962, in order to establish and provide for the administration of a tax qualified, deferred profit-sharing plan for certain employees. The Profit Sharing Plan has subsequently been amended from time to time.

     Effective as of January 1, 1989 the Bank hereby adopts an amended and restated form of the Profit Sharing Plan, as set forth herein. Except as specifically provided for herein or by law, the provisions set forth herein shall determine as of January 1, 1989 the rights and benefits of all employees who terminate employment on or after said date. Unless otherwise specifically provided herein or by law, the rights and benefits of employees who terminated employment on or before December 31, 1988 shall be determined in accordance with the provisions of the Profit Sharing Plan as in effect on the date their employment terminated.

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                                    ARTICLE I
                                   DEFINITIONS

          The following is an alphabetical listing of certain words and phrases that shall have the following meanings unless a different meaning is plainly required in the context:

          1.1 "Accounts" shall mean the Member's Elective Deferral Account, Mandatory Deferral Account, Member Savings Account, and Rollover Account.

          1.2 "Accrued Benefit" shall mean the value (as of the relevant valuation date) of the Member's Accounts.

          1.3 "Associated Company" shall mean (i) a corporation (other than a Participating Employer) that is a member ofthe same controlled group of corporations (within the meaning of Section 1563(a) of the Code, determined without regard to Section 1563(a)(4) and (e)(3)(C) of the Code) as a Participating Employer, (ii) an entity (other than a Participating Employer) under common control (within the meaning of Section 414(c) of the Code) with a Participating Employer, (iii) a member (other than a Participating Employer) of an affiliated service group (within the meaning of Section 414(m) of the Code) with a Participating Employer, and (iv) any other entity (other than a Participating Employer) required to be aggregated with a Participating Employer pursuant to Section 414(o) of the Code and the regulations thereunder.

          1.4 "Bancorp" shall mean Bancorp Hawaii, Inc.

          1.5 "Bancorp Stock Fund" shall mean the Investment Fund invested to the extent possible in common stock of Bancorp.

          1.6 "Bank" shall mean Bank of Hawaii. wherever under the terms of the Plan the Bank is permitted or required to do or perform any act, matter, or thing it may be done by any officer, person, or entity duly authorized by the Board of Directors.

          1.7 "Beneficiary" shall mean the Member's spouse. A Member may, however, designate on a form furnished for that purpose by the Committee (and filed with the Committee) a person or legal entity other than his surviving spouse to receive his Accrued Benefit in the event of his death. Such designation shall not be effective unless consented to by the Member's spouse in a written instrument (i) in which the spouse acknowledges

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the effect of such election and (ii) witnessed by an authorized representative of the Plan or a notary public. Such written consent shall not be required if it is established to the satisfaction of the authorized representative of the Plan that such consent may not be obtained because there is no spouse, the spouse cannot be located, or such other circumstances as Treasury Regulations may prescribe. If the Member's spouse or a designated beneficiary does not survive him, the term "Beneficiary" shall mean the estate of the Member.

          1.8 "Board of Directors" shall mean the Board of Directors of the Bank. Wherever under the terms of the Plan the Board of Directors is permitted or required to do or perform any act, matter, or thing it may be done by any officer, person, or entity duly authorized by the Board of Directors.

          1.9 "Code" shall mean the Internal Revenue Code of 1986, as amended, or such other provision of law of similar purpose as may at any time be substituted therefor.

          1.10 "Committee" shall mean the Profit Sharing Trust Committee, which committee shall be responsible for the management of the Plan as provided in
Article VII.

          1.11  "Compensation" shall mean (i) the base salary or wages paid and
(ii) the amount that is contributed by a Participating Employer pursuant to a salary reduction agreement and is not includible in the Member's gross income under Section 125, 402(e)(3), 402(h)(1)(B), or 403(b) of the Code, during the Plan Year and while the Employee is a Member of the Plan. Compensation shall not include overtime or premium pay, commissions, discretionary bonuses, or contributions (other than salary reduction contributions) by a Participating Employer pursuant to this or any other employee benefit plan.

          For Plan Years beginning after December 31, 1988 and before January 1, 1994, the Compensation of each Member taken into account for determining all benefits provided under the Plan for any Plan Year shall not exceed $200,000 (hereinafter the "$200,000 limitation"). For each such Plan Year, this limitation shall be adjusted by the Secretary of the Treasury at the same time and in the same manner as under Section 415(d) of the Code, except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Year beginning in such calendar year and the first adjustment to the $200,000 limitation shall be effective on January 1, 1990.

           For Plan Years beginning on or after January 1, 1994, the annual Compensation of each Member taken into account for determining all benefits provided under the Plan for any Plan Year shall not exceed $150,000, as adjusted for increases in the cost-of-living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year shall apply to any determination period beginning in such calendar year.

          If Compensation for any prior determination period shall be taken into account in determining a Member's allocations for the current Plan Year, the Compensation for that prior determination period shall be subject to the applicable annual Compensation limit in effect for that prior determination period. For this purpose, in determining allocations in Plan Years beginning on or after January 1, 1989, the annual Compensation limit in effect for determination periods beginning before that date shall be $200,000. In addition, in determining allocations in Plan Years beginning on or after January 1, 1994, the annual compensation limit in effect for determination periods beginning before that date shall be $150,000.

          If a determination period contains fewer than 12 months, then the annual Compensation limit shall be an amount equal to the otherwise applicable annual Compensation limit multiplied by a fraction, the numerator of which is the number of months in the short determination period and the denominator of which is 12.

          In determining the Compensation of a Member for purposes of this limitation the rules of Section 414(q)(6) of the Code shall apply, except that in applying such rules, the term "family" shall include only the spouse of Mem-her and any lineal descendants of the Member have not attained age 19 before the close of the year. If as a result of the application of such rules the adjusted annual Compensation limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individuals Compensation as determined under this Section 1.11 prior to the application of this limitation.

          1.12 "Disability" shall mean a disability as defined in the then existing insured disability income benefit program maintained by the Bank, regardless of whether the Member is covered under that program.

          1.13 "Early Retirement Date" shall mean the first day of the calendar month following severance of employment for any reason if the Member has (i) reached age 45 and completed 180 Months of Service or (ii) reached age 50, and if he commenced employment with a Participating Employer after December 31, 1975, completed 120 or more Months of Service.

          1.14 "Elective Deferral Account" shall mean an account maintained for each Member that represents such Member's proportion of the value of the assets of the Trust Fund arising from the portion of the Member's allocation of the Profit Sharing Contribution covered by Section 4.5 that the Member may elect to receive in cash but is paid over to the Trust Fund on behalf of such Employee.

          1.15 "Eligible Employee" shall mean a Member who is eligible to receive an allocation of Savings Contributions or Profit Sharing Contributions for all or a portion of the Plan Year.

          1.16  "Employee" shall mean (i) any regular employee of the Bank and
(ii) an employee of a Participating Employer other the Bank employed in a classification set forth in Appendix A. A regular employee shall mean a salaried or hourly-paid employee who is not a periodic employee. A periodic employee is a salaried or hourly-paid employee who is hired for (i) certain training programs not necessarily leading to employment as a regular employee (e.g., COE Student, Summer Trainee), (ii) consultant or retainer duties, including a retiree or former employee hired for such purposes, or (iii) a specific project and on a contract basis.

          1.17 "ERISAII shall mean the Employee Retirement Income Security Act of 1974, or any other provision of law of similar purpose as may at any time be substituted therefor.

          1.18 "Family Member" shall mean the Member's spouse, lineal ascendants or descendants, and the spouses of such lineal ascendants and descendants.

          1.19 11401(k) Contribution" shall mean for a Plan Year the total of a Member's Savings Contributions and the contributions on behalf of the Member to his Elective Deferral Account.

           1.20 "Highly Compensated Employee" shall mean a "highly compensated active employee" and a "highly compensated former employee." A "highly compensated active employee" includes any employee who performs service for a Participating Employer during the determination year and who during the look-back year (i) received compensation (as defined in Section 415(c)(3) of the Code) from a Participating Employer in excess of $75,000 (as adjusted pursuant to Section 415(d) of the Code), (ii) received compensation (as defined in
Section 415(c)(3) of the Code) from a Participating Employer in excess of $50,000 (as adjusted pursuant to Section 415(d) of the Code) and was a member of the top-paid group for such year, or (iii) was an officer of a Participating Employer and received compensation (as defined in Section 415(c)(3) of the Code) during such year that was greater than 50% of the dollar limitation in effect under Section 415(b)(1)(A) of the Code. In addition, a "highly compensated active employee" includes (i) an employee who is both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and is one of the 100 employees who received the most compensation (as defined in Section 415(c)(3) of the Code) from a Participating Employer during the determination year and (ii) an employee who is a 5% owner of a Participating Employer at any time during the look-back year or determination year. If no officer has satisfied the compensation requirement of (iii) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a highly compensated employee.

          A "highly compensated former employee" includes any Employee who separated from service or was deemed to have separated prior to the determination year, performs no service for a Participating Employer during the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the his 55th birthday.

          If during a determination year or look-back year an employee is a Family Member of either a 5% owner who is an active or former employee or a Highly Compensated Employee who is one of the ten most Highly Compensated Employees ranked on the basis of compensation (as defined in Section 415(c)(3) of the Code) paid by a Participating Employer during such year, then the Family Member and the 5% owner or top-ten Highly Compensated Employee shall be aggregated. In such case, the Family Member and 5% owner or top-ten Highly Compensated Employee shall be treated as a single employee receiving compensation (as defined in Section 415(c)(3) of the Code) and Plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the Family Member and 5% owner or top-ten Highly Compensated Employee. The determination of who is a Highly Compensated Employee (including the determinations of the number and identity of employees in the top-paid group, the top 100 employees, the number of employees treated as officers, and the compensation (as defined in Section 415(c)(3) of the Code) that is considered shall be made in accordance with Section 414(q) of the Code.

          For these purposes, the "determination year" shall be the Plan Year and the "look-back year" shall be the 12-month period immediately preceding the determination year.

          A "non-Highly Compensated Employee" is an Employee who is not a Highly Compensated Employee.

          1.21  "Hour of Service" shall mean:

               (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for a Participating Employer. These hours shall be credited to the Employee for the computation period or periods in which the duties are performed; and

               (b) Each hour for which an Employee is paid, or entitled to payment, by a Participating Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence; and

               (c) Each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by a Participating Employer. The same Hours of Service shall not be credited under subparagraph (a) or subparagraph (b), as the case may be, and under this subparagraph (c). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement, or payment is made.

The Hour of Service rules stated in Department of Labor Regulations Section 2530.200b-2(b) and -2(c) are herein incorporated by reference. For eligibility and vesting purposes, Hours of Service shall be credited for employment with an Associated Company that is not a Participating Employer. Hours of Service shall also be credited for any individual considered an Employee for purposes of the Plan under Section 414(n) or (o) of the Code.

          1.22 "Investment Funds" shall mean the investment funds specified in Appendix D in which a Member may elect to invest his Accounts.

          1.23 "Lump Sum Distribution" shall mean a payment of the balance of a Member's Accrued Benefit.

          1.24 "Mandatory Deferral Account" shall mean an account maintained for each Member that represents such Member's proportion of the value of the assets of the Trust Fund arising from the portion of the Member's allocation of the Profit Sharing Contribution that the Member may not elect to receive in cash but is automatically paid over to the Trust Fund and allocated to the Mandatory Deferral Account of such Employee.

          1.25 "Member" shall mean any person who has satisfied the eligibility requirements of Article III and whose Accounts remain in the Plan and allocated to him. An "active Member" shall mean a Member during the period he is employed in an eligible class of Employees and is, therefore, eligible to receive an allocation of Savings Contributions and Profit Sharing Contributions.

          1.26 "Member Savings Account" shall mean an account maintained for each Member that represents such Member's proportion of the value of the assets of the Trust Fund arising from Savings Contributions made on behalf of the Member.

          1.27 "Month of Service" shall mean each month for which credit is granted pursuant to the rules specified in Section 2.1.

          1.28  "Normal Retirement Date" shall mean the Member's 65th birthday.

          1.29 "One-Year Break in Service" shall mean a 12-consecutive month Period of Severance, e.g., July 15, 1991 through July 14, 1992.

          1.30 "Participating Employer" shall mean the Bank or a subsidiary or affiliated company set forth in Appendix A.

           1.31 "Period of Severance" shall mean a period of time during which an Employee is no longer employed by any Participating Employer and is not credited with an Hour of Service. Such period shall begin on the date the Employee retires, quits, is discharged, or otherwise severs employment with a Participating Employer and shall end on the date the Employee is reemployed by a Participating Employer. An Employee shall not be regarded as having severed employment with a Participating Employer while he is on a Participating Employer-approved leave of absence or has a Disability and has not terminated employment with the Participating Employer.

          1.32 "Plan" shall mean the Bank of Hawaii Profit Sharing Plan and the trust established in connection therewith, as described herein or as hereafter amended.

          1.33 "Plan Year" shall mean the 12-month period commencing January 1 of each year.

          1.34 "Profit Sharing Contribution" shall mean the contribution required by Section 4.1(a).

          1.35 "Rollover Account" shall mean an account maintained for a Member that represents such Member's proportion of the value of the assets of the Trust Fund arising from rollover contributions, if any, pursuant to Section 10.1.

          1.36 "Savings Contribution" shall mean a contribution made by a Participating Employer on a Member's behalf pursuant to a savings agreement and which is allocated to the Member's Member Savings Account.

          1.37 "Trust Fund" shall mean all cash and property received and/or held by a Trustee pursuant to the Plan and its related trust agreement or agreements and all income or losses therefrom or thereto.

          1.38 "Trustee" shall mean the person, corporation, or combination of any of them, who or which shall accept the appointment to execute the duties of a Trustee as set forth in the Plan or in a trust agreement forming a part of the Plan.

                                   ARTICLE II
                                  SERVICE RULES

SECTION 2.1 MONTH OF SERVICE RULES.

          (a) Month of Service credit shall be granted for the period of time beginning with the date the Employee commences employment with a Participating Employer to the date the Employee's Period of Severance commences. One Month of Service shall be granted for each calendar month of employment, e.g., June 15 to July 14 equals one Month of Service.

          (b) In the case of a reemployed Employee, Month of Service credit shall be granted for the period of time beginning with the date the Employee is reemployed by a Participating Employer to the date the Employee subsequently commences a Period of Severance.

          (c) If an Employee subject to Section 2.1(b) is so reemployed within the 12-consecutive month period following the date on which the Employee's Period of Severance commenced, Month of Service credit shall also be granted for the period commencing with the date said Period of Severance commenced and ending with the Employee's reemployment date.

          (d) Except as provided in Section 2.2, all of an Employee's Months of Service shall be recognized for purposes of the Plan.

SECTION 2.2 BREAK IN SERVICE RULES.

          (a) Months of Service for service prior to January 1, 1976 shall be disregarded if such service would have been diregarded under the rules of the Plan with regard to continuous service in effect on December 31, 1975.

          (b) Months of Service for service prior to January 1, 1985 shall be disregarded if such service would have been disregarded under the rules of the Plan in effect on December 31, 1984.

          (c) If an Employee who does not have a vested right to an Accrued Benefit incurs a One-Year Break in Service, Months of Service granted prior to such One-Year Break in service shall be disregarded after the continuous Period of Severance equals or exceeds the greater of (i) the Employee's Months of Service credited prior to such One-Year Break in Service or (ii) 60 months.

          (d) If a Member who has had a One-Year Break in Service is subsequently reemployed by a Participating Employer, he shall be eligible to receive an allocation of contributions to the Plan for the year of reemployment if during such year he satisfies the requirements specified in Article IV.

SECTION 2.3   LEAVES OF ABSENCE.

          Month of Service credit shall be granted for each day during which an Employee is on a Bank-approved leave of absence.

SECTION 2.4   MATERNITY OR PATERNITY ABSENCES.

          An Employee absent from work for any period (i) by reason of her pregnancy, the birth of his/her child, or the placement of a child with him/her in connection with his/her adoption of such child or (ii) for purposes of his/her caring for such child for a period beginning immediately following such birth or placement shall be credited with additional Month of Service credit equal to the lesser of such period or 12 months. The period between the first and second anniversaries of the first date of such absence shall not be regarded as a period of service or a period of severance.

SECTION 2.5   TREATMENT OF EMPLOYMENT BY ASSOCIATED
              COMPANIES.

          (a) If an individual is at any time employed by a company while it is an Associated Company, such employment shall be treated as employment by a Participating Employer for purposes of determining such individual's Months of Service. However, he shall not be an active Member during any such service.

          (b) If a Member's employment with a Participating Employer is terminated and he is immediately employed by an Associated Company, his Accounts shall remain in the Plan so long as he is employed by an Associated Company. However, he shall not be an active Member while he is so employed. During any such employment with an Associated Company, the Member's Accounts shall continue to share in earnings of the Investment Funds and to bear and share expenses and losses. Further employment by any Associated Company shall be similarly treated. If the Member is reemployed by a Participating Employer in an eligible class of employees, he shall immediately become an active Member. If the Member is terminated while in the employ of the Associated Company, he shall be treated in the same manner as if he had been terminated while in the employ of a Participating Employer.

SECTION 2.6  CERTAIN SERVICE WITH BANKAMERICA CORPORATION,
             CHASE MANHATTAN BANK, OR FIRST FEDERAL.

          (a) An Employee who became an Employee on June 1, 1986 due to the acquisition by the Bank of the Guam operations of Bank of America NT & SA shall receive eligibility and vesting credit for service with BankAmerica Corporation or any corporation that is a member of the controlled group of corporations (within the meaning of Section 1563(a) of the Code without regard to Sections 1563(a)(4) and 1563(a)(3)(C) of the Code) of which BankAmerica Corporation is a member, but only after the date such corporation became a member of such controlled group of corporations.

          (b) An Employee who became an Employee on December 1, 1987 due to the acquisition by the Bank of the Guam operations of The Chase Manhattan (National Association) shall receive eligibility and vesting credit for service with The Chase Manhattan (National Association) or any corporation that is a member of the controlled group of corporations (within the meaning of Section 1563(a) of the Code without regard to Sections 1563(a)(4) and 1563(a)(3)(C) of the Code) of which The Chase Manhattan (National Association) is a member, but only after the date such corporation became a member of such controlled group of corporations.

          (c) An employee of First Federal Savings and Loan Association of America or First Savings and Loan Association of America as of December 31, 1990 shall receive eligibility and vesting credit for service with FirstFed America, Inc. or any corporation that was a member of the controlled group of corporations (within the meaning of Section 1563(a) of the Code without regard to Sections 1563(a)(4) and 1563(a)(3)(C) of the Code) of which FirstFed America, Inc. was a member prior to its acquisition by Bancorp.

SECTION 2.7  CERTAIN SERVICE WITH FIRST NATIONAL BANK OF ARIZONA.

          An employee of First National Bank of Arizona shall receive eligibility and vesting credit for service with First National Bank of Arizona prior to January 1, 1991.

                                   ARTICLE III
                                   MEMBERSHIP

SECTION 3.1   ELIGIBILITY FOR MEMBERSHIP.

          (a) (1) An Employee as of January 1, 1989 who was a Member as of December 31, 1988 shall continue membership in the Plan.

                (2) Any other Employee as of January 1, 1989 who has completed 12 Months of Service shall become a Member as of January 1, 1989.

                (3) Thereafter, an Employee shall become a Member as of the first day of the calendar month coincident with or following his completion of 12 Months of Service.

          (b) Notwithstanding the prior provisions of this Section 3.1, an Employee who is not a United States citizen shall be eligible to participate in the Plan only if such Employee does not participate in the employee benefit programs specifically provided by a Participating Employer for a group of employees employed outside the United States.

SECTION 3.2   WAIVER OF MEMBERSHIP.

          Any Employee may voluntarily waive his right to membership in the Plan.

SECTION 3.3   REEMPLOYMENT RULES.

          (a) A former Member shall become an active Member immediately upon his return to the employ of a Participating Employer in an eligible class of Employees if he had a vested right to all or a portion of his Mandatory Deferral Account at the time of his termination of service.

          (b) A former Employee who incurs a One-Year Break in Service prior to completing 12 Months of Service shall commence a new eligibility computation period if he is reemployed. Such period shall be computed from the first date on which the Employee completes an Hour of Service following such One-Year Break in Service.
          (c) If a Member becomes ineligible to participate because he is no longer a member of an eligible class of Employees, he shall become an active

Member immediately upon his return to an eligible class of Employees.

          (d) If an Employee who is not a member of the eligible class of Employees becomes a member of the eligible class, such Employee shall become an active Member immediately if he has satisfied the requirements of Section 3.1 and would have previously become a Member had he been in the eligible class.

                                   ARTICLE IV
                                  CONTRIBUTIONS

SECTION 4.1  AMOUNT OF CONTRIBUTIONS.

          (a) (1) For each Plan Year the Participating Employers shall contribute to the Plan a Profit Sharing Contribution equal to the amount, if any, determined pursuant to Appendix B.

                (2) The portion of the Profit Sharing Contribution to be made by each Participating Employer shall be determined by the Bank.

          (b) (1) In consideration of a Member's reduction in salary or wages from a Participating Employer pursuant to a savings agreement, the Participating Employer shall make a Savings Contribution to the Member's Member Savings Account in the amount the Member's salary or wages were reduced. Such contributions shall be made as soon as practicable after the end of the month following the payroll periods for which the salary reduction applies, but in no case later than 30 days after the end of the applicable Plan Year.

               (2) For Federal tax purposes (and, wherever permitted, for state tax purposes) Savings Contributions shall be deemed to be Participating Employer contributions.

               (3) Savings Contributions shall be subject to the provisions of Appendix C.

SECTION 4.2  LIMITATIONS ON AMOUNTS OF PARTICIPATING
             EMPLOYER CONTRIBUTIONS.

          (a) Notwithstanding any other provision in this Article IV, in no event shall the contributions (other than rollover contributions pursuant to Section 10.1) to the Plan plus any other Participating Employer contributions to any other defined contribution plans (as defined in Section 414(i) of the Code) for any Plan Year exceed the lesser of (i) 15% of the total Compensation of all Members for such Plan Year or (ii) the maximum amount deductible by the Participating Employers on account of such contributions under the applicable provisions of the Code for such year.

          (b) (1) If a Savings Contribution is made by a mistake of fact, the Member shall be entitled to return of such contribution to his Member Savings Account (as adjusted for any earnings or losses thereon) within one year of the making of such contribution. If a Profit Sharing Contribution is made by a mistake of fact, the Participating Employers shall be entitled to return of such contribution (as adjusted for any losses thereon) within one year of the making of such contribution.

               (2) If a Profit Sharing Contribution by a Participating Employer is not deductible under the Code, such contribution (to the extent the deduction is disallowed, as adjusted for any losses thereon) may at the Participating Employer's option, be returned to the Participating Employer within one year after the disallowance of the deduction.

SECTION 4.3   TIME OF PARTICIPATING EMPLOYER CONTRIBUTIONS.

          A Participating Employer may make payments to the Trustee on account of its contributions for each of its taxable years on any date or dates it elects, but the total amount of its Profit Sharing Contribution shall be paid in full within the time prescribed by law (including extension of time) for the filing of its federal income tax return for such year.

SECTION 4.4   ALLOCATION OF PROFIT SHARING CONTRIBUTIONS.

          As of each December 31st, the Bank shall determine each Member's allocable share of the Profit Sharing Contribution for the Plan Year then ended as follows:

          (a) Each Member who (i) is employed by a Participating Employer or an Associated Company as of the last normal work day of such Plan Year, including a Member who remains as an Employee after his Normal Retirement Date, or (ii) retired, died, or incurred a Disability during the Plan Year and did not elect pursuant to Section 6.2(b)(1) to waive participation in the Plan for such Plan Year, shall be credited with one allocation point for each $100 of his Compensation paid or accrued during the portion of the Plan Year he was a Member. For purposes of the prior sentence, (i) a Member's Compensation shall be rounded to the nearest $100 and (ii) no fractional allocation points shall be awarded.

          (b) The Profit Sharing Contribution (as determined in accordance with Appendix B) shall be divided by the total number of allocation points credited for the Plan Year then ended to all eligible Members. The result shall constitute the dollar value of an allocation point for purposes of this
Section 4.4.

           (c) The Profit Sharing Contribution (as determined in accordance with Appendix B) shall be allocated among the eligible Members pro rata according to their respective allocation point totals for the Plan Year then ended.

SECTION 4.5    OPTIONAL CASH DISTRIBUTION OF UP TO 50% OF ALLOCATION.

          (a) (1) For each Plan Year, each Member eligible for an allocation of the Profit Sharing Contribution may elect to receive a direct cash distribution of 10, 20, 30, 40, or 50% of his allocation of the Profit Sharing Contribution for such year. Such election shall be made on an election form furnished by the Bank during the Plan Year for which the allocation pertains, and the election form must be mailed or otherwise returned to the Bank no later than the date specified by the Committee. If the election form bears a postmark later than (or is otherwise returned to the Bank after such date), or if no election form is returned, no such direct cash distribution shall be made to the Member for such year's allocation.

                (2) If the Member elects to receive less than 50% of his allocation in cash, the difference between the cash distribution and 50% of his allocation of the Profit Sharing Contribution shall be contributed to his Elective Deferral Account. The remaining 50% of his allocation of the Profit Sharing Contribution shall be contributed to his Mandatory Deferral Account.

          (b) As soon as practicable after the end of the applicable Plan Year the Member shall receive a direct cash distribution of the percentage of his allocation of the Profit Sharing Contribution he so electeu', subject to the reduction, if any, set forth in Section 4.6(c). There shall be deducted from all such cash distributions any taxes required to be withheld by law.

SECTION 4.6 LIMITATIONS ON 401(K) CONTRIBUTIONS.

          (A) DEFINITIONS. In addition to the definitions in Article I, the following definitions shall apply for purposes of this Section 4.6:

               (1) "Actual Deferral Percentage" for a specified group of Eligible Employees for a Plan Year shall mean the average of the ratios (calculated separately for each Eligible Employee in such group) of

(i) the amount of the Participating Employer contributions actually paid over to the Trust Fund on behalf of each such Employee for such Plan Year to (ii) such Employeels Compensation for such Plan Year, whether or not the Employee was an Eligible Employee for the entire Plan Year. Participating Employer Contributions on behalf of any Member shall include (i) any 401(k) Contributions made pursuant to the Member's elective deferral election (including Excess Deferrals of Highly Compensated Employees, but excluding Excess Elective Deferrals of non-Highly Compensated Employees that arise solely from elective deferral contributions made under this Plan or any other plans of a Participating Employer) and (ii) at the election of the Bank, contributions to Mandatory Deferral Accounts. The Actual Deferral Percentage of an Eligible Employee who is eligible to but does not make any 401(k) Contributions fcr a Plan Year shall be zero.

               (2)   "Compensation" shall mean "compensation" as defined in
Section 5.4(b).

               (3) "Excess Contributions" shall mean with respect to any Plan Year the excess of (i) the aggregate amount of Participating Employer Contributions actually taken into account in computing the Actual Deferral Percentage of Highly Compensated Employees for such Plan Year over (ii) the maximum amount of such contributions permitted by the Actual Deferral Percentage test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the Actual Deferral Percentages, beginning with the highest of such percentages).

               (4) "Excess Deferrals" shall mean the 401(k) Contributions that are includible in a Member's gross income under Section 402(g) of the Code to the extent such Member'- 40'fkl Contributions for a taxable year exceeded the dollar limitation under Section 402(g) of the Code. Excess Deferrals shall be treated as Annual Additions under Section 5.4, unless such amounts are distributed no later than the first April 15 following the close of the Member's taxable year.

          (B)  SECTION 402(G) LIMITATIONS ON ELECTIVE DEFERRAL CONTRIBUTIONS.

               (1) No Member shall be permitted to have 401(k) Contributions made under this Plan or any other qualified plan maintained by a Participating Employer during any taxable year in excess of the dollar limitation contained in
Section 402(g) of the Code in effect at the beginning of such taxable year.

                (2) A Member may assign to this Plan any Excess Deferrals made during a taxable year of the Member by notifying the Committee on or before March 1 of the applicable year of the amount of the Excess Elective Deferrals to be assigned to the Plan. A Member shall be deemed to notify the Committee of any Excess Deferrals that arise by taking into account only those elective deferral contributions made to this Plan and any other plans of a Participating Employer.


               (3) Notwithstanding any other provision of the Plan, Excess Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 of each year to the Member to whose account Excess Deferrals were assigned for the preceding year and who claims Excess Deferrals for such year.

               (4) The Member's claim must (i) be in writing, (ii) be submitted to the Committee not later than the date specified in Section 4.6(b)(2), (iii) specify the amount of the Member's Excess Deferrals for the preceding year, and (iv) be accompanied by the Member's written statement that if such amounts are not distributed, such Excess Deferrals (when added to amounts deferred under other plans or arrangements described in Sections 401(k), 408(k), or 403(b) of the Code) shall exceed the limit imposed on the Member by
Section 402(g) of the Code for the year in which the deferral occurred.

               (5) The Excess Deferrals shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Deferrals shall be the sum of:

                    (i) the income or loss allocable to the Member's Elective Deferral Account and Member Savings Account for the taxable year multiplied by a fraction, the numerator of which is such Member's Excess Deferrals for the year and the denominator of which is the balance of the Member's Elective Deferral Account and Member Savings Account without regard to any income or loss occurring during such taxable year; and

                    (ii) 10% of the amount determined under above multiplied by the number of whole calendar months between the end of the Member's taxable year and the date of distribution, counting the month of distribution if distribution occurs after the 15th day of such month.

The amount of Excess Deferrals that may be distributed with respect to a Member shall be reduced by any Excess Contributions previously distributed or recharacterized with respect to such Member for the Plan Year beginning with or within such taxable year. In no event may the amount distributed exceed the Member's total 401(k) Contributions for such taxable year.

          (C)   SECTION 401(K) LIMITATIONS ON CONTRIBUTIONS.

            (1) ACTUAL DEFERRAL PERCENTAGE TESTS. The Actual Deferral Percentage for Members who are Highly Compensated Employees for each Plan Year and the Actual Deferral Percentage for Members who are non-Highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

                    (i) The Actual Deferral Percentage for the group of Eligible Employees who are Highly Compensated Employees for such Plan Year does not exceed the Actual Deferral Percentage of all other Eligible Employees for such Plan Year multiplied by 1.25.

                    (ii) The Actual Deferral Percentage for the group of Eligible Employees who are Highly Compensated Employees for such Plan Year does not exceed the Actual Deferral Percentage for all other Eligible Employees for such Plan Year multiplied by two, provided that the Actual Deferral Percentage for the group of Highly Compensated Employees does not exceed the Actual Deferral Percentage of such other Eligible Employees by more than two percentage points.

               (2)   ACTUAL DEFERRAL PERCENTAGE RULES.

                    (i) The Actual Deferral Percentage for any Eligible Employee who is a Highly Compensated Employee for the Plan Year and who is eligible to have contributions allocated to his account under two or more arrangements described in Section 401(k) of the Code that are maintained by a Participating Employer shall be determined as if such contributions were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if manditorily disaggregated under regulations under Section 401(k) of the Code.

                     (ii) For purposes of determining the Actual Deferral Percentage of an Eligible Employee who is a 5% owner or one of the ten most highly-paid Highly Compensated Employees, the contributions and Compensation of such Eligible Employee shall include the contributions and Compensation for the Plan Year of Family Members (as defined in Section 414(q)(6) of the Code). Family Members with respect to such Highly Compensated Employees shall be disregarded as separate Eligible Employees in determining the Actual Deferral Percentage both for Eligible Employees who are non-Highly Compensated Employees and for Eligible Employees who are Highly Compensated Employees.

               (iii) If this Plan satisfies the requirements of Sections 401(a)(4), 401(k), and 410(b) of the Code only if aggregated with one or more other plans or if one or more other plans satisfy such requirements only if aggregated with this Plan, then this Section 4.6 shall be applied by determining the Actual Deferral Percentages of Eligible Employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same Plan Year.

                 (iv) For purposes of determining the Actual Deferral Percentage test, contributions must be made before the last day of the 12-month period immediately following the Plan Year to which contributions relate.

                  (v) The Committee shall maintain records sufficient to demonstrate satisfaction of the Actual Deferral Percentage test.

                 (vi) The determination and treatment of the contributions and the Actual Deferral Percentaaa of any Eligible Employee shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

               (3)  REDUCTIONS OF EXCESS CONTRIBUTIONS.

                    (i) Notwithstanding any other provision of the Plan, Excess Contributions (plus any income and minus any loss allocable thereto) shall be distributed no later than the last day of each Plan Year to Members to whose accounts such Excess Contributions were allocated for the preceding Plan Year. If such excess amounts are distributed more than 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, a 10% excise tax shall be imposed on the Participating Employer with respect to such amounts. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Contributions attributable to each of such employees. Excess Contributions of Members who are subject to the Family Member aggregation rules of Section 414(q)(6) of the Code shall be allocated among the Family Members in proportion to the elective deferral contributions (and amounts treated as elective deferral Contributions) of each Family Member that is combined to determine the combined Actual Deferral Percentage.

                    (ii) Excess Contributions shall be treated as Annual Additions under Section 5.4.

                   (iii) Excess Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to such Excess Contributions shall be the sum of:

                         [1] the income or loss allocable to the Member's
Elective Deferral Account and Member Savings Account (and, if applicable, the Mandatory Deferral Account) for the Plan Year for which the Excess Contributions occurred multiplied by a fraction, the numerator of which is the Member's Excess Contributions for the year and the denominator of which is the balance of the Member's Elective Deferral Account and Member Savings Account (and Mandatory Deferral Account if any contributions thereto were included in the Actual Deferral Percentage test) without regard to any income or loss occurring during such Plan Year; and

                         [2] 10% of the amount determined under (i) above
multiplied by the number of whole calendar months between the end of such taxable year and the date of distribution, counting the month of distribution if distribution occurs after the 15th day of such month.

               (4) Excess Contributions shall be distributed from the Member's Member Savings Account, Elective Deferral Account, and Mandatory Deferral Account in proportion to the amount of contributions, if any, on behalf of the Member to each such account to the extent such contributions were used in the Actual Deferral Percentage test.

                                    ARTICLE V
                  MAXIMUM CONTRIBUTION AND BENEFIT LIMITATIONS

SECTION 5.1 LIMITATION ON ANNUAL ADDITIONS TO THE  PLAN  --
            NO PARTICIPATION IN OTHER DEFINED CONTRIBUTION ARRANGEMENT.

          (a) If a Member does not participate in and has never participated in another qualified plan maintained by a Participating Employer, a welfare benefit fund (as defined in Section 419(e) of the Code) maintained by a Participating Employer, or an individual medical account (as defined in Section 415(l)(2) of the Code) maintained by a Participating Employer that provides an Annual Addition, the amount of Annual Additions that may be credited to the Member's Accounts for any limitation year shall not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in the Plan. If a Participating Employer contribution that would otherwise be contributed or allocated to the Member's Accounts would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated shall be reduced so that the Annual Additions for the Limitation Year equal the Maximum Permissible Amount.

          (b) Prior to determining the Member's compensation for the Limitation Year, a Participating Employer may determine the Maximum Permissible Amount for a Member on the basis of a reasonable estimate of the Member's compensation for the Limitation Year, such estimate to be uniformly determined for all Members similarly situated.

          (c) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissable Amount for the Limitation Year shall be determined on the basis of the Member's actual compensation for the Limitation Year.

          (d) If pursuant to Section 5.1(c) or as a result of the allocation of forfeitures, if any, there is an Excess Amount, such Excess Amount shall be disposed of as follows:

               (1) Any nondeductible voluntary employee contributions, to the extent such contributions would reduce the Excess Amount, shall be returned to the Member;

               (2) If after the application of Section 5.1(d)(1) an Excess Amount still exists and the Member is covered by the Plan at the end of the Limitation Year, the Excess Amount in the Member's Accounts shall be used to reduce Participating Employer contributions (including any allocation of forfeitures) for such Member in the next Limitation Year and each succeeding Limitation Year, if necessary.

               (3) If after the application of Section 5.1(d)(1) an Excess Amount still exists and the Member is not covered by the Plan at the end of the Limitation Year, the Excess Amount shall be held unallocated in a suspense account. The suspense account shall be applied to reduce future Participating Employer contributions (including allocation of any forfeitures) for all remaining Members in the next Limitation Year and each succeeding Limitation Year if necessary; and

               (4) If a suspense account is in existence at any time during the Limitation Year pursuant to this Section 5.1(d), it shall not participate in the allocation of the Trust Fund's investment gains and losses.

SECTION 5.2 LIMITATION ON ANNUAL ADDITIONS TO THE  PLAN  --
               PARTICIPATION IN ANOTHER DEFINED CONTRIBUTION ARRANGEMENT.

          (a) If in addition to this Plan the Member is covered under another qualified plan maintained by a Participating Employer, a welfare benefit fund (as defined in Section 419(e) of the Code) maintained by a Participating Employer, or an individual medical account (as defined in Section 415(l)(2) of the Code) maintained by a Participating Employer that provides an Annual Addition during any Limitation Year, then the Annual Additions that may be credited to a Member's Accounts under this Plan for any such Limitation Year shall not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to a Member's account under such other plans and funds for the same Limitation Year. If the Annual Additions with respect to the Member under such other plans and funds are less than the maximum Permissible Amount and a Participating Employer contribution that would otherwise be contributed or allocated to the Member's Accounts under this Plan would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated shall be reduced so that the Annual Additions under all such plans and funds for the Limitation Year shall equal the Maximum Permissible Amount. If the Annual Additions with respect to the Member under such other plans and funds in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount shall be contributed or allocated to the Member's Accounts under this Plan for the Limitation Year.

          (b) Prior to determining the Member's actual compensation for the Limitation Year, a Participating Employer may determine the Maximum Permissible Amount for a Member in the manner described in Section 5.1(b).

          (c) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year shall be determined on the basis of the Member's actual compensation for the Limitation Year.

          (d) If, pursuant to Section 5.2(c) or as a result of the allocation of forfeitures, if any, a Member's Annual Additions under this Plan and such other plans and funds would result in an Excess Amount for a Limitation Year, the Excess Amount shall be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a welfare benefit fund or individual medical account shall be deemed to have been allocated first regardless of the actual allocation date.

          (e) If an Excess Amount was allocated to a Member on an allocation date of this Plan that coincides with an allocation date of another such plan or fund, the Excess Amount attributed to this Plan shall be the product of (i) the total Excess Amount allocated as of such date and (ii) the ratio of [a] the Annual Additions allocated to the Member for the Limitation Year as of such date under this Plan to [b] the total Annual Additions allocated to the Member for the Limitation Year as of such date under this and all other such plans and funds.

          (f) Any Excess Amount attributed to this Plan shall be disposed in the manner described in Section 5.1(d).

SECTION 5.3   LIMITATION ON ANNUAL ADDITIONS  TO  THE  PLAN-
              PARTICIPATION IN DEFINED  BENEFIT  PLAN.

          If a Participating Employer maintains or at any time maintained a qualified defined benefit plan covering any Member in this Plan, the sum of the Member's Defined Benefit Fraction and Defined Contribution Fraction shall not exceed 1.0 in any Limitation Year. Reduction of benefits and/or contributions or allocations to the plans, where required, shall be accomplished first by reducing the Member's benefits under the defined benefit plans and then by reducing the contributions or allocations under the defined contribution plans. If the Member participates in more than one defined benefit plan maintained by a Participating Employer and reductions are necessary under the defined benefit plans, such reductions shall be made first from the first such plan in which he commenced participation and if further reduction is required, then from the second such plan in which he commenced participation, and proceeding in such order until the limitation of this Section 5.3 is no longer exceeded. If the Member participates in more than one defined contribution plan (other than the Plan) maintained by a Participating Employer, reductions in such category of plans shall be first from the first such plan in which he commenced participation and if further reduction is required, then from the second such plan in which he commenced participation, and proceeding in such order until reductions from all such plans have been appropriately effected.

SECTION 5.4   DEFINITIONS.

          In addition to the definitions in Article I, the following definitions shall apply for purposes of this Article V:

          (a) "Annual Additions" shall mean the sum of the following amounts credited to a Member's accounts for the Limitation Year:

               (1)   employer contributions,

               (2)   employee contributions,

               (3)   forfeitures,

               (4) amounts allocated after March 31, 1984 to an individual medical account (as defined in Section 415(l)(2) of the Code) that is part of a pension or annuity plan maintained by a Participating Employer,

               (5) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, that are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Section 419A(d)(3) of the Code) under a welfare benefit fund (as defined in Section 419(e) of the Code) maintained by a Participating Employer, and

                (6) any Excess Amount applied under Section 5.1(d) or 5.2(f) in the Limitation Year to reduce employer contributions.

          (b) "compensation" shall mean a Member's earned income, wages, salaries, and fees for professional services and other amounts received for personal services actually rendered in the course of employment with a Participating Employer (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses), and excluding the following:

               (1) employer contributions to a plan of deferred compensation that are not includible in the employee's gross income for the taxable year in which contributed, employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the employee, or any distributions from a plan of deferred compensation;

               (2) amounts realized (i) from the exercise of a non-qualified stock option or (ii) when restricted stock (or property) held by the employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

               (3) amounts realized from the sale, exchange, or other disposition of stock acquired under a qualified stock option; and

               (4) other amounts that received special tax benefits, or contributions made by an employer (whether or not under an elective deferral agreement) towards the purchase of an annuity described in Section 403 (b) of the Code (whether or not the amounts are actually excludable from the gross income of the employee).

          For purposes of applying the limitations of this Article V, compensation for a Limitation Year shall be the compensation actually paid or includible in gross income during such Limitation Year.

          (c) "Defined Benefit Fraction" shall mean a fraction, the numerator of which is the sum of the Member's Projected Annual Benefits under all the defined benefit plans (whether or not terminated) maintained by a Participating Employer, and the denominator of which is the lesser of 125% of the dollar limitation determined for the Limitation Year under Sections 415(b) and (d) of the Code or 140% of the Highest Average Compensation, including any adjustments under Section 415(b) of the Code.

          Notwithstanding the prior paragraph, if the Member was a participant as of the first day of the first Limitation Year beginning after December 31, 1986 in one or more defined benefit plans maintained by a Participating Employer that were in existence on May 6, 1986, the denominator of this fraction shall not be less than 125% of the sum of the annual benefits under such plans that the Member had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of such plan after May 5, 1986. This paragraph applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 for all Limitation Years beginning before January 1, 1987.

          (d) "Defined Contribution Dollar Limitation" shall mean $30,000, or if greater, one-fourth of the defined benefit dollar limitation set forth in
Section 415(b)(1) of the Code as in effect for the Limitation Year.

          (e) "Defined Contribution Fraction" shall mean a fraction, the numerator of which is the sum of the Annual Additions to the Member's accounts under all the defined contribution plans (whether or not terminated) maintained by a Participating Employer for the current and all prior Limitation Years (including the Annual Additions attributable to the Member's nondeductible employee contributions to all defined benefit plans, whether or not terminated, maintained by a Participating Employer and the Annual Additions attributable to all welfare benefit funds (as defined in Section 419(e) of the Code) and individual medical accounts (as defined in Section 415(l)(2) of the Code) maintained by a Participating Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years with a Participating Employer (regardless of whether a defined contribution plan was maintained by a Participating Employer). The maximum aggregate amount in any Limitation Year is the lesser of 125% of the dollar limitation determined under Sections 415(B) and (d) of The Code in effect under Section 415(C)(1)(A) of the Code or 35% of the Member's compensation for such year.

          If the Member was a participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by a Participating Employer that were in existence on May 6, 1986, the numerator of this fraction shall be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed
1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (i) the excess of the sum of the fractions over 1.0 times (ii) the denominator of this fraction, shall be permanently subtracted from the numerator of this fraction. The adjustment shall be calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 6, 1986, but using the Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

          The Annual Addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all employee contributions as Annual Additions.

          (f) "Participating Employer" shall mean a Participating Employer and all members of a controlled group of corporations (as defined in Section 414(b) of the Code as modified by Section 415(h) of the Code), all commonly controlled trades or businesses (as defined in Section 414(c) of the Code as modified by Section 415(h) of the Code ), or all members of an affiliated service group (as defined in Section 414(m) of the Code) of which the Participating Employer is a part, and any other entity required to be aggregated with a Participating Employer pursuant to Section 414(o) of the Code.

          (g) "Excess Amount" shall mean the excess of the Member's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

          (h) "Highest Average Compensation" shall mean the average compensation for the three consecutive years of Years of Service with a Participating Employer that produces the highest average.

          (i) "Limitation Year" shall mean a calendar year. All qualified plans maintained by a Participating Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

          (j) "Maximum Permissible Amount" shall mean the lesser of $30,000 (or beginning January 1, 1988, such larger amount determined in accordance with Section 415(d) of the Code for the Limitation Year). The maximum Annual

Addition that may be contributed or allocated to a Member's Accounts under the Plan for any Limitation Year shall not exceed the lesser of (i) the Defined Contribution Dollar Limitation or (ii) 25% of the Member's compensation for the Limitation Year. The compensation limitation referred to in clause (ii) of the prior sentence shall not apply to any contribution for medical benefits (within the meaning of Section 401(h) or 419A(f)(2) of the Code) that is otherwise treated as an Annual Addition under Section 415(l)(1) or 419A(d)(2) of the Code.

          If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive month period, the Maximum Permissible Amount shall not exceed the Defined Contribution Dollar Limitation multiplied by the following fraction:

                 Number of Months in the Short Limitation Year
                 ---------------------------------------------
                                       12

          (k) "Projected Annual Benefit" shall mean the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the participant would be entitled under the terms of the plan assuming:

               (1) the participant shall continue employment until normal retirement age under the plan (or current age, if later), and

               (2) the participant's compensation for the current Limitation Year and all other relevant factors used to determine benefits under the plan shall remain constant for all future Limitation Years.

SECTION 5.5 TRANSITIONAL RULES.

          Notwithstanding any other provisions of this Article V, a Member's accounts or accrued benefit accrued prior to any amendment of Section 415 of the Code shall be determined in accordance with the transitional rules provided by such amendment.

                                   ARTICLE VI
                        VALUATION AND DISTRIBUTION RULES

SECTION 6.1 VALUATIONS.

          (a) The value of the Trust Fund shall be determined at the close of each business day of the Trustee.

          (b) All distributions shall be based upon the value of a Member's Accounts as of the valuation date preceding the date of distribution.

          (c) Not less frequently than annually, (i) the Bank's auditor shall audit the Trust Fund and report its findings to the Bank and the Board of Directors, and (ii) the Bank shall deliver, send, or make available to each Member a statement of the value of his Accounts.

SECTION 6.2 DISTRIBUTION AT NORMAL RETIREMENT OR DEATH.

          (a) A Lump Sum Distribution shall be made as soon as practicable after the end of the Plan Year in which the Member (i) attains his Normal Retirement Date or actually retires from the employment of a Participating Employer, whichever is later, or (ii) dies while in the employ of a Participating Employer. The distribution shall not be made until after all contributions to which the Member is entitled have been contributed to the Trust Fund, including his allocable share of the Profit Sharing Contribution for such Plan Year.

          (b) (1) The Member, or in the case of a deceased Member, his Beneficiary, may elect to waive an allocation of the Profit Sharing Contribution for such Plan Year. If such an election is made, no part of the Profit Sharing Contribution for such Plan Year shall be allocated to the Member's Mandatory Deferral Account or Elective Deferral Account. However, in such a case, the Member, or in the case of a deceased Member, his Beneficiary, shall receive a Lump Sum Distribution as soon as practicable after the event that entitled the Member or his Beneficiary to such distribution, provided that such distribution shall not be made until after all contributions to which the Member is entitled have been contributed to the Trust Fund.

               (2) The election provided for in Section 6.2(b)(1) shall be exercised by written notice delivered to the Committee and shall be irrevocable. The election shall be effective only if delivered to the Committee (i) in the case of a retiring Member, not more than 90 nor less than ten days prior to the date of retirement, or (ii) in the case of a deceased Member, not more than 60 days after his death.

          (c) Notwithstanding Section 6.2(a) and (b), the distribution to a deceased Member's Beneficiary may be either (i) a Lump Sum Distribution or (ii) an annuity contract purchased from an insurance company. The decision as to the method of the distribution shall be made by the Beneficiary.

SECTION 6.3  DISABILITY OR EARLY RETIREMENT.

          (a)   DISABILITY.

               (1) If a Member incurs a Disability while an Employee, his Accounts shall become distributable to him and the Member may elect Option 1 or 2:

          OPTION 1: A distribution of up to 100% of the Member's Accrued Benefit payable as soon as possible following the Member's date of Disability. If 100% of the value of the Member's Accrued Benefit is distributed, a supplemental distribution of such Member's allocable share of contributions to which he is entitled for the Plan Year during which he is disabled shall be made as soon as possible after the close of such Plan Year. If less than 100% of the value of the Member's Accrued Benefit is distributed, the amount not distributed shall be treated in accordance with Option 2.

          OPTION 2: A Lump Sum Distribution payable as soon as practicable following the date the Member actually terminates employment with the Participating Employer, provided that such distribution shall not be made until after all contributions to which the Member is entitled have been contributed to the Trust Fund. Such distribution shall be equal to 100% of the value of his Accounts as of valuation date preceding the date of distribution.

               (2) The election provided for in Section 6.3(a)(1) shall be exercised by written notice delivered to the Committee and shall be irrevocable. In the absence of mitigating circumstances, the election shall be effective only if delivered to the Committee within 90 days following the Member's date of Disability. (For purposes of this Section 6.3(a), the "date of Disability" shall be the date on which the Member is determined to be disabled under the then existing disability income benefit program maintained by the Bank, or in the case of a Member who is not covered under such program, the date on which the Member provides the Bank with satisfactory evidence that he is disabled as defined in such program.) In the absence of a timely election, a Member incurring a Disability shall be conclusively deemed to have elected Option 2. If a Member is not competent to make an election under this Section 6.3(a), the election may be made by such person as the Committee may determine to be properly exercising control of the Member's affairs.

          (b)   EARLY RETIREMENT.

               (1) If a Member retires on an Early Retirement Date, such Member may elect Option 1, 2, or 3:

               OPTION 1: A Lump Sum Distribution payable as soon as possible after the Member's Early Retirement Date, provided that such distribution shall not be made until after all contributions to which the Member is entitled have been contributed to the Trust Fund.

               OPTION 2: A Lump Sum Distribution payable as soon as possible after the end of the Plan Year following the Member's Early Retirement. In such a case, the Member's Accounts shall be credited with an allocable share of the Profit Sharing Contribution for such Plan Year.

               OPTION 3: A Lump Sum Distribution payable on his Normal Retirement Date, provided that such a Member may at any time prior to his Normal Retirement Date elect to receive such a distribution.

               (2) In the case of early retirement, the election provided for in Section 6.3(b)(1) shall be exercised by written notice delivered to the Committee and shall be irrevocable. In the absence of mitigating circumstances, the election shall be effective only if delivered to the Committee not more than 90 days nor less than ten days prior to the Member's Early Retirement Date; provided, however, that if the Member notifies the Committee less than ten days before his Early Retirement Date of his early retirement, his election period shall end on the 30th day following his Early Retirement Date. In the absence of a timely election, a Member taking early retirement shall be conclusively deemed to have elected option 3.

               (3) If a Member elects Option 3 and does not elect to have his Accounts distributed prior to December 31 of the Plan Year during which he terminated employment, his Accounts shall be credited with an allocable share of the Profit Sharing Contribution for such Plan Year.

SECTION 6.4 OTHER SEVERANCES OF EMPLOYMENT.

          If the employment of any Member is severed for any reason other than retirement, death, or Disability, then such Member may elect (subject to Section 6.7) to receive a Lump Sum Distribution of 100% of his Accrued Benefit as soon as practicable following his termination of employment or at any time prior to his Normal Retirement Date, provided that such distribution shall not be made until after all contributions to which the Member is entitled have been contributed to the Trust Fund.

SECTION 6.5 WITHDRAWALS PRIOR TO SEVERANCE OF SERVICE; LOANS.

          (a) (1) Subject to the conditions set forth in this Section 6.5(a), a Member may, upon the showing to the Committee of an immediate and heavy financial need, elect to withdraw up to 50% of his Accrued Benefit derived from Profit Sharing Contributions other than the value of such Accrued Benefit invested in the Bancorp Stock Fund; provided such withdrawal is permissible under Section 401(k) of the Code.

               (2) Subject to the conditions set forth in this Section 6.5(a), a Member may, upon the showing to the Committee of an immediate and heavy financial need, elect to withdraw up to 100% of his Accrued Benefit derived from the Savings Contributions other than the value of such Accrued Benefit invested in the Bancorp Stock Fund; provided such withdrawal is permissible under Section 401(k) of the Code.

               (3) Any such withdrawal election shall be made on a form made available by the Bank and shall set forth the amount requested to be withdrawn. If approved by the Committee, the Member's election shall be carried out as soon as practicable following such approval and shall be based upon the valuation date preceding the withdrawal. Only one such election shall be accepted in any one Plan Year.

               (4) No withdrawal from a Member's Accrued Benefit invested in the Bancorp Stock Fund shall be permitted.

                (5) For purposes of this Section 6.5(a), "an immediate and heavy financial need" shall be determined on the basis of all relevant facts and circumstances. A Member shall automatically be deemed to have an immediate and heavy financial need in connection with:

                    (i)   Payment of the funeral expenses of a family member.

                    (ii) Payment of medical expenses described in Section 213(d) of the Code incurred by the Member, his spouse, or his dependents (as defined in Section 152 of the Code).

               (iii) The purchase (excluding mortgage payments) of a principal residence for the Member.

                    (iv) Payment of tuition for the next 12 months of post-secondary education for the Member, his spouse, children, or dependents (as defined in Section 152 of the Code).

                    (v) Payments to prevent the eviction of the Member from his principal residence or foreclosure on the mortgage of the Member's principal residence.

               (6) The amount of a withdrawal may not exceed the amount required to relieve the immediate and heavy financial need after taking into consideration the amount of such need that may be satisfied from other resources reasonably available to the Member. In connection with determining the amount of such need that may be satisfied from other resources reasonably available to the Member, the Committee may rely on the Member's written representation that the need cannot be relieved:

                    (i) Through reimbursement or compensation by insurance or otherwise,

                    (ii) By reasonable liquidation of the Member's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need,

                   (iii) By cessation of Savings Contributions under the Plan, or

                   (iv) Through other distributions or nontaxable loans from the Plan or other plans maintained by a Participating Employer or any other employer of the

Member, or by borrowing from commercial sources on reasonable commercial terms.

          (b) Notwithstanding the prior provisions of this Section 6.5, a Member shall be regarded as having "an immediate and heavy financial need" for purposes of making a withdrawal from his Mandatory Deferral Account for (i) the purchase of the fee simple interest of the land underlying the principal residence of the Member or (ii) payment of one year of post-secondary educational expenses (including tuition, room and board, supplies, transporta-tion, and similar costs) for the Member or his spouse, children, or dependents.

          (c) In accordance with uniform rules established by the Committee, a Member may, upon the showing to the Committee of an immediate and heavy financial need (as defined in Section 6.5(a)(5)), request a loan from his Accrued Benefit of up to 100% of the value of his Accrued Benefit other than the value of his Accrued Benefit invested in the Bancorp Stock Fund; provided that such request is for a loan of at least $1,000 and the Member does not have an outstanding loan from the Plan. Any such loan shall:

               (1) Be adequately secured either by the value of the Member's Accrued Benefit under the Plan, or such other security deemed to be sufficient by the Committee.

               (2) Be available to all Members on a reasonably equivalent basis.

               (3) Be repaid by payroll deduction in periodic installments over a definite term not to exceed five years unless such loan is used to acquire, construct, or rehabilitate a dwelling unit that within a reasonable time (determined at the time the loan is made) shall be used as the principal residence of the Member or a member of the family of the Member. Each repayment shall be invested in accordance with the investment options in effect at the date of repayment in connection with Savings Contributions made on behalf of the Member.

               (4)   Be made at a reasonable rate of interest.

               (5) The outstanding balance of any loan from the Plan to the Member shall not exceed the lesser of (i) $50,000 (as adjusted by Section 72(p) of the Code) or (ii) one-half the present value of the Accrued Benefit of the Member or, if greater, his total Accrued Benefit up to $10,000. For the purpose of this limitation, all loans from all plans of the Participating Employers and other members of a group of employers described in Sections 414(b), 414(c), and 414(m) of the Code shall be aggregated.

               (6) All fees incurred in connection with any such loan shall be charged to the Member's Accrued Benefit.

               (7) Any such loan request shall be made on a form made available by the Bank and shall set forth the amount requested to be borrowed. Such loan shall be made as soon as practicable after the requirements of this Section 6.5(c) are satisfied.

SECTION 6.6  FORM OF DISTRIBUTIONS.

          Unless otherwise specifically required by the terms of the Plan:

          (a) Distributions from the Bancorp Stock Fund shall be in the form of shares of Bancorp stock if the Member is entitled 50 or more shares of Bancorp stock, except that cash shall be distributed in lieu of any fractional shares and for his allocable portion of the Bancorp Stock Fund not invested in such shares. If the Member is entitled to at least 21 but less than 50 shares of Bancorp stock from the Bancorp Stock Fund, he shall have the option of receiving certificates for full shares or the cash value thereof, plus cash shall be distributed in lieu of any fractional shares and his allocable portion of the Bancorp Stock Fund not invested in such shares. If the Member is entitled to less than 21 shares of Bancorp stock from the Bancorp Stock Fund, he shall receive cash for the value of all full and fractional shares and his allocable portion of the Bancorp Stock Fund not invested in such shares.

          (b) Distributions from any other Investment Fund shall be made in cash, or if permitted by the Investment Fund, in kind.

          (c) Such distributions shall be at the time determined in accordance with this Article VI.

SECTION 6.7 SPECIAL DISTRIBUTION RULES.

          (a) (1) If a Member terminates service and the value of his vested Accounts does not exceed (or at the time of any prior distribution did not exceed) $3,500, the Member shall receive a distribution of the value of the entire vested portion of such Accounts. For purposes of this Section 6.7(a)(1), if the value a Member's vested

Accounts is zero, the Member shall be deemed to have received a distribution of such vested Accounts.

               (2) If the value of a Member's vested Accounts exceeds (or at the time of any prior distribution exceeded) $3,500 and the Accounts are immediately distributable, the Member must consent to any distribution of such Accounts. The consent of the Member shall be obtained in writing within the 90-day period ending on the first day of the first period for which an amount is paid in any form. The Committee shall notify the Member of the right to defer any distribution until the Member's Accounts are no longer immediately distributable. Such notification shall be provided no less than 30 days and no more than 90 days prior to the distribution date. However, distribution may commence less than 30 days after the notice described in the preceding sentence is given, provided the distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, the Committee clearly informs the Member that he has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and the Member after receiving the notice affirmatively elects a distribution.

               (3) Notwithstanding Section 6.7(a)(2), the consent of the Member shall not be required to the extent that a distribution is required to satisfy
Section 401(a)(9) or 415 of the Code.

               (4) Accounts are immediately distributable if any part of the Accounts could be distributed to the Member (or surviving spouse) before the Member attains, or would have attained if deceased, the later of his Normal Retirement Date or age 62.

          (b) (1) Unless the Member elects otherwise, distribution of benefits shall begin no later than the 60th day after the latest of the close of the Plan Year in which (i) the Member attains age 65 (or his Normal Retirement Date, if earlier), (ii) occurs the tenth anniversary of the year in which the Member commenced participation in the Plan, or (iii) the Member terminates service with the Participating Employers. Notwithstanding the foregoing, the failure of a Member to consent to a distribution while a benefit is immediately distributable (within the meaning of Section 6.7(a)(4)) shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this Section 6.7(b)(1).

                (2) A Member may request that the payment to him of benefits under the Plan commence at a date later than the latest date provided under
Section 6.7(b)(1). This request must be made by submitting to the Committee a written statement, signed by the Member, that describes the benefit and the date on which the Member requests payment to commence. The Committee shall not grant this request if such request would cause death benefits payable under the Plan with respect to the Member to be more than "incidental" within the meaning of the applicable Treasury Regulations.

          (c) The requirements of Appendix E shall apply to any distribution of a Member's Accounts and shall take precedence over any inconsistent provisions of the Plan.

SECTION 6.8  CLAIMS PROCEDURE.

          The procedure for claiming benefits under the Plan shall be as follows:

          (a) The Committee (or such person or entity designated by the Committee) shall determine the benefits due hereunder to a Member, but a Member or his Beneficiary may file a claim for benefits by written notice to the Committee (or such person or entity designated by the Committee).

          (b) If a claim is denied in whole or in part, the Committee (or such person or entity designated by the Committee) shall give the Member or his Beneficiary written notice of such denial within 90 days of the filing of the claim. Such notice shall (i) specify the reason or reasons for the denial, (ii) refer to the pertinent Plan provisions on which the denial is based, (iii) describe any additional material or information necessary to perfect the claim and explain the need therefor, and (iv) explain the review procedure described in the following paragraph.

          (c) The Member or his Beneficiary may then appeal the denial of the claim to the Board of Directors by filing written notice of such appeal with the Board of Directors within 90 days after receipt of the notice of denial. The Member or his Beneficiary, or any authorized representative may, before or after filing notice of appeal, review any documents pertinent to the claim and submit issues and comments in writing. The Board of Directors shall make its decision on such appeal within 30 days after receipt of the appeal (unless a longer period is requested by the Member or his Beneficiary), and shall forthwith give written notice of such decision.

                                   ARTICLE VII
                                 ADMINISTRATION

SECTION 7.1 THE BOARD OF DIRECTORS TO BE NAMED FIDUCIARY.

          The Board of Directors shall be the "Named Fiduciary" responsible for the operation and administration of the Plan. The Board of Directors shall have the power to delegate specific fiduciary responsibilities (other than those of a Trustee with respect to the control of the assets of the Plan) to any officer, employee, person, or entity, and such officer, employee, person, or entity may serve in more than one such delegated capacity. Such delegation must be accepted in writing and shall be effective or terminate at the pleasure of the Board of Directors. If such delegation is to full-time employees of a Participating Employer, such employees shall serve without compensation (other than their compensation as employees of a Participating Employer). Any such person may resign by delivering a written resignation to the Board of Directors. Vacancies created by resignation, death, or other cause may be filled by the Board of Directors or the assigned responsibilities may be reabsorbed or redelegated by the Board of Directors.

SECTION 7.2  PROFIT SHARING TRUST COMMITTEE.

          (a) The Board of Directors shall appoint the Committee, which shall consist of either the Chief Executive Officer or the President of the Bank, and up to four other persons appointed from time to time by the Board of Directors.

          (b) The Committee may delegate any of its powers or duties under the Plan to any person or entity.

          (c) The Chief Executive Officer or the President of the Bank shall be the Chairman of the Committee. The Committee shall elect a Secretary and a Treasurer-Controller who may be, but need not be, one of the members of the Committee. The Committee shall hold meetings upon such notice, at such place or places, and at such time or times as it may from time to time determine.

          (d) Each person appointed a member of the Committee shall signify his acceptance by filing written acceptance with the Board of Directors and with the Secretary of the Committee. Any appointed member of the Committee may resign by delivering his written resignation to the Board of Directors and the Secretary of the Committee.

           (e) Any act that these rules authorize or require the Committee to do may be done by a majority of its members. The action of such majority expressed from time to time by a vote at a meeting or in writing without a meeting shall constitute the action of the Committee and shall have the same effect for all purposes as if assented to by all members of the Committee at the time in office. However, no member of the Committee who is a Member of the Plan may vote upon any matter relating solely to himself or his rights or benefits hereunder. The preceding sentence shall not limit the right of a member of the Committee to vote upon any matter relating to the rights or benefits hereunder of any group or class of members of the Plan solely because he is a member of such group or class.

          (f) No member of the Committee who is also an employee of a Participating Employer shall receive any compensation for his services as such.

          (g) The Committee may appoint or authorize any agent to execute or deliver any instrument or make any payment in its behalf, and may employ counsel and agents and such clerical, accounting, medical, investment, and other services at it may require in carrying out the provisions of the Plan.

          (h) Except as otherwise expressly provided herein, the Committee shall have the duty and power of establishing rules for and directing the administration of the Plan, of interpreting and construing the rights of Members and their Beneficiaries under the terms of the Plan, and of determining the eligibility of Employees to become Members in accordance with the provisions of the Plan. Except as otherwise provided herein, the decision of the Committee on all matters within its jurisdiction shall be final, binding, and conclusive unon Panh Participating Employer and upon each Member, Beneficiary, and every other person or party interested or concerned therein.

          (i) The Committee shall be responsible for the maintenance of records reflecting administration of the Plan, which shall be subject to audit by the Bank's auditor. The Committee shall also be responsible for the maintenance of records, appropriate notifications, and filings in connection with the interests of all current and former Members and their Beneficiaries. The Employees, Members or former Members, and Beneficiaries may examine records pertaining directly to them.

           (j) The Committee shall be responsible for the filing and disclosure of all returns, reports, descriptions, and any other materials relating to the Plan required of the "Plan Administrator" (as such term is defined in ERISA and the Code), including specifically all reporting and disclosure requirements imposed by ERISA and the Code. The Committee shall also designate the Plan's agent for service of any notice of process authorized by law.

          (k) The Committee shall be responsible for the development of a funding policy and method for the Plan that is consistent with the needs of the Plan and the requirements of ERISA.

          (1) The Committee shall be responsible for the distribution of Accrued Benefits at the time, in the manner, and to the person or persons entitled thereto, and for causing the payment of the expenses of the administra-tion of the Plan to be made by the Participating Employers or the Trust Fund.

                                  ARTICLE VIII
                            INVESTMENTS AND TRUSTEES

SECTION 8.1  INVESTMENT ELECTIONS.

          Each Member may elect on a form furnished by the Bank the Investment Funds in which his Accounts shall be invested. Such investment elections and the Investment Funds shall be subject to the provisions of Appendix D.

SECTION 8.2  PLAN TRUSTEES.

          (a) Except as provided in Section 8.2(b), all contributions shall be held pursuant to a trust agreement or agreements with such person, persons, or fiduciary corporation as the Committee may select as Trustee or Trustees. Such agreement shall provide for the administration of such trust and may contain such provisions as the Committee deems appropriate. When entered into, the trust agreement shall be deemed to form a part of the Plan and all rights or benefits that may accrue to any person under the Plan shall be subject to all of the terms and conditions of the trust agreement.

          (b) (1) The Committee shall act as Trustee of any portion of the Trust Fund not held by another Trustee.

               (2) In its capacity as a Trustee of the Plan, the Committee shall act pursuant to the terms of the Plan and is authorized and empowered (subject however, to the condition that it may not act or fail to act in any manner so as to violate ERISA):

                    (i) To invest and reinvest the funds of the Plan in such stocks (of any class), including "qualifying employer securities" (as such term is defined in ERISA), bonds, mortgages, certificates of deposit, or other property as it may deem suitable for the Trust Fund;
                    (ii) To sell, exchange, convey, transfer, or dispose of, and also to grant options with respect to, any property, whether real or personal, at any time held by it, and any sale may be made by private contract or by public auction, and for cash or upon credit, or partly for cash and partly upon credit, as it may deem best, and no person dealing with it shall be bound to see to the application of any monies paid;
                   (iii) To manage, operate, repair, improve, mortgage, or lease for any term of years any real estate held by it upon such terms as it deems proper;

                     (iv) To compromise, compound, and settle any debt or obligation, and to reduce the rate of interest on, to extend or otherwise modify, or to foreclose upon default or otherwise enforce any such obligation;

                     (v) To retain in cash and keep unproductive of income such amount of the Trust Fund as it may deem advisable, without being liable to pay interest on such cash balances or on cash in hand pending investments; or to borrow on behalf of the Trust Fund such amounts, at such time, and on such terms as it shall deem advisable;

                    (vi) To join in, or to dissent from, and to oppose, the reorganization, recapitalization, consolidation, sale, or merger of corporations or properties in which it may be interested, upon such terms and conditions as it may deem wise, and to accept any securities that may be issued by any such reorganization, recapitalization, consolidation, sale, or merger and thereafter to hold the same;

                   (vii) To enforce or to abstain from the enforcement of any right, obligation, or claim in its absolute discretion, and to abandon, if it shall deem it advisable, any property, whether real or personal, that may at any time be held by it, and in general to protect in every way the interests of the Trust Fund, either before or after default;

                  (viii) To cause to be registered in its name or in the names of its nominees, any securities that may from time to time be held by it or to take and keep them unregistered, and to retain them or any part thereof, in such condition that they shall pass by delivery;

                    (ix) To make, execute, acknowledge, and deliver any and all deeds, leases, assignments, and instruments, and to exercise any and all of the foregoing powers upon such terms and conditions as it may deem best;

                     (x) To apply for and procure from any responsible insurance company such group or individual annuity contracts, or other contracts issued by any insurance company, as may be deemed proper for purposes of the Plan.

                    (xi) To do all acts whether or not expressly authorized that it may deem necessary or proper for the protection of the property held hereunder.

                   (xii) Notwithstanding any other provision of the Plan, the Trustee shall have the power and authority to sell, convey, or transfer shares of Bancorp stock in response in a tender or exchange offer for shares of Bancorp stock, only in accordance with the written instructions of Members (or Beneficiaries, if applicable) received by it in accordance with Section 3(f) of Appendix D of the Plan. In connection with any such tender or exchange offer, the Trustee shall have no discretion or authority to sell, convey, or transfer shares of Bancorp stock as to which no instructions have been furnished by Members (or Beneficiaries, if applicable).

SECTION 8.3  CERTAIN INVESTMENT POWERS.

          A Trustee, or an investment manager appointed pursuant to Section 7.2, shall be authorized and empowered (subject to the condition that it may not act or fail to act in any manner as to violate ERISA or the appropriate agreement):

          (a) To invest all or part of the Plan assets in deposits in the Bank or another bank which is a fiduciary of the Plan that bear a reasonable interest rate and/or in "qualifying employer real property" or "qualifying employer securities" (as such terms are defined in ERISA).

          (b) To make a transaction with (i) a common or collective trust fund or pooled investment fund maintained by a "party in interest" (as such term is defined in ERISA) which is a bank or trust company supervised by a State or Federal agency, or (ii) a pooled investment fund of an insurance company qualified to do business in a State, if [a] the transaction is a sale or purchase of an interest in such fund, and [b] the bank, trust company, or insurance company receives not more than reasonable compensation.

SECTION 8.4 INVESTMENT BY INVESTMENT MANAGER.

          If an investment manager is appointed pursuant to Section 7.2 to manage all or a portion of the Trust Fund, the Committee shall direct the segregation of that portion of the Trust Fund into a separate investment account and the investment manager shall manage said account. If more than one investment manager is appointed pursuant to Section 7.2, the Committee shall direct the segregation of the applicable portions of the Trust Fund into separate investment accounts, and shall appoint an investment manager to manage such investment account.

SECTION 8.5 LIABILITY OF TRUSTEES.

          A Trustee shall have no fiduciary responsibilities or liabilities with respect to an act or omission of another Trustee, or with respect to Plan assets held by another Trustee.

                                   ARTICLE IX
                           FIDUCIARY RESPONSIBILITIES

SECTION 9.1 FIDUCIARY RESPONSIBILITIES.

          (a) Each "fiduciary" (as such term is defined in ERISA) of the Plan, including (but not limited to) the members of the Board of Directors and the Committee, shall discharge his duties with respect to the Plan solely in the interests of Members and Beneficiaries and for the exclusive purpose of providing benefits to Members and Beneficiaries and defraying reasonable expenses of administering the Plan. Each fiduciary shall act with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character with like aims. Each fiduciary shall act in accordance with Plan documents to the extent they are consistent with his responsibilities as a fiduciary.

          (b) A person or group of persons may serve in more than one fiduciary capacity, and a fiduciary may allocate or delegate his duties in accordance with the provisions of ERISA, the Plan, or upon approval of the Board of Directors. Such delegation and allocation shall be subject to review and termination by the fiduciary or the Bank.

          (c) The Bank shall arrange to have the appropriate persons bonded in accordance with the provisions of ERISA or the regulations thereunder.

          (d) The Bank shall indemnify and save harmless and/or insure each member of the Board of Directors and the Committee, and may indemnify and/or insure those to whom the Board of Directors or the Committee has delegated its fiduciary duties, against any and all claims, loss, damages, expense, and liability arising from their responsibilities in connection with the Plan, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Plan.

          (e) Each fiduciary of the Plan shall use ordinary care and reasonable diligence in the exercise of his powers and the performance of his duties as a fiduciary hereunder, but (with the sole exception of such liability, if any, as may be imposed by ERISA) a fiduciary shall not be liable for any mistake of judgment or other actions taken in good faith, or for any loss, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Plan. A fiduciary shall not be personally liable by virtue of any contract, agreement, bond, or other instrument made or executed by himself or any other fiduciary.

                                    ARTICLE X
                                   PORTABILITY

SECTION 10.1 PORTABILITY.

          An Employee may, with the written consent of the Committee, transfer to the Trust Fund property that may be rolled over income tax-free to the Plan under the Code. The Committee may require from the Employee such information as it deems necessary or appropriate to determine that such a rollover contribution shall not adversely affect the qualification of the Plan and Trust Fund under the Code. Any such property shall be maintained in a separate Rollover Account.

SECTION 10.2 SECTION 401(a)(31) ELIGIBLE DISTRIBUTIONS.

          (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section 10.2, effective as of January 1, 1993, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution that is equal to at least $500 paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

          (b) For purposes of this Section 10.2, the following definitions shall apply:

               (1) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributes and the distributee's designated beneficiary or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any other distribution that is reasonably expected to total less than $200 during a year.

               (2) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

               (3) Distributee: A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

               (4) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

                                   ARTICLE XI
                         AMENDMENT, TERMINATION, MERGER


SECTION 11.1 AMENDMENT OF PLAN.

          (a) Subject to the provisions hereinafter set forth, the Bank reserves the right at any time and from time to time to amend in whole or in part any or all of the provisions of the Plan, provided that no amendment (i) shall reduce any of the vested interest or vested percentage of any Member or former Member or (ii) shall make it possible for any part of the assets of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of Members and retired Members or their Beneficiaries under the Plan. Notwithstanding the foregoing, any modification or amendment of the Plan may be made, retroactively if necessary, when deemed necessary or appropriate.

          (b)   The Committee may approve any technical amendments to the Plan
(i) necessary to comply with federal law and regulations thereunder or (ii) that do not have a substantial impact on the cost or terms of the Plan. For this purpose, a substantial impact on the cost of the Plan shall involve an amendment that results in an increase in the cost of the Plan to the Participating Employers of more than $10,000 in any Plan Year. The committee may also approve any amendments to Appendix D of the Plan. All other amendments must be approved by the Board of Directors.

          (c) (1) If the Plan's vesting schedule is amended or the Plan is amended in any way that directly or indirectly affects the computation of the Member's vested percentage, each Member with at least 36 Months of Service may elect within a reasonable period after the adoption of the amendment or change to have his vested percentage computed under the Plan without regard to such amendment or change.

               (2) The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of (i) 60 days after the amendment is adopted, (ii) 60 days after the amendment becomes effective, or (iii) 60 days after the Member is issued written notice of the amendment by the Participating Employer or the Bank.

SECTION 11.2  DISCONTINUE OF CONTRIBUTIONS

          Each Participating Employer intends to continue the Plan and make its contributions regularly each year, but the Board of Directors may for any reason discontinue contributions by any or all of the Participating Employers. In the event of such a discontinuance of contributions, the Trust Fund shall continue in existence and distributions shall be made pursuant to the provisions of Article VI.

SECTION 11.3 TERMINATION OF PLAN.

          The Plan and the Trust Fund may be terminated in full or in part at any time by the Board of Directors. Upon such a full or partial termination, the Board of Directors may require all Members or other persons to withdraw such amounts in cash, in kind, in any other form, or any combination thereof, as it may determine in its sole discretion.

SECTION 11.4  PLAN MERGER.

          (a) The Plan and the Trust Fund shall not be merged or consolidated with, nor shall any assets or liabilities be transferred to, any other plan, unless each Member or Beneficiary would (if the merged Plan then terminated) be entitled to an accrued benefit immediately after the merger, consolidation, or transfer that is equal to or greater than the accrued benefit he would have been entitled to immediately before the merger, consolidation, or transfer (if this Plan then terminated).

          (b) The First Federal Profit Sharing and 401(k) Savings Plan (herein the "FF Plan") shall be merged with and into the Plan as of the close of business on December 31, 1990. A member of the FF Plan who is employed by a Participating Employer on January 1, 1991 shall be 100% vested in his accounts in the FF Plan that are merged into the Plan. Any other member of the FF Plan whose accounts are merged into the Plan shall be vested in such accounts in accordance with the provisions of the FF Plan as in effect as of December 31, 1990. The portion of any such accounts that are not so vested shall be forfeited as of the close of business on December 31, 1990 and allocated to eligible members of the FF Plan in accordance with the provisions of the FF Plan as in effect as of December 31, 1990.

          (c) The First National Bank of Arizona Profit Sharing Plan (herein the 'FNBA Plan") shall be merged with and into the Plan. A member of the FNBA Plan shall be 100% vested in his accounts in the FNBA Plan that are merged into the Plan.

                                   ARTICLE XII
                  CERTAIN RIGHTS, LIMITATIONS, AND OBLIGATIONS

SECTION 12.1 RIGHT TO EMPLOYMENT.

          The establishment of the Plan shall not be construed as conferring any legal rights upon any employee or other person for a continuation of employment, nor shall it interfere with the rights of a Participating Employer to discharge any employee.

SECTION 12.2 NONDISCRIMINATORY ACTIONS.

          Any discretionary acts to be taken under the Plan by a Participating Employer, the Board of Directors, or the Committee with respect to classification of employees, contributions, or benefits shall be uniform in their nature and applicable to all those persons similarly situated, and no discretionary act shall be taken which shall be discriminatory under the provisions of the Code applicable to profit sharing plans and trusts.

SECTION 12.3 LIABILITY FOR PAYMENTS.

          Except as otherwise provided herein, a Participating Employer shall have no liability for the payment of benefits under the Plan, and each Member and Beneficiary shall look solely to the Trust Fund for the payment of benefits under the Plan.

SECTION 12.4  NON-ALIENATION OF BENEFITS.

          Except as provided in Section 6.5(b), benefits provided under the Plan shall not be subject to assignment or alienation. However, the prior sentence shall not apply to the creation, assignment, or recognition of any benefit payable with respect to a Member pursuant to a "qualified domestic relations order" as defined in Section 414(p) of the Code.

                                  ARTICLE XIII
                         CONSTRUCTION AND INTERPRETATION

SECTION 13.1 GENDER AND NUMBER.

          Wherever used herein, the masculine gender shall include the feminine and the singular number shall include the plural, unless the context clearly indicates otherwise.

SECTION 13.2  HEADINGS OF NO EFFECT.

          The headings of articles and sections are included herein solely for convenience of reference, and if there is any conflict between such headings and the text of the Plan, the text shall be controlling.

SECTION 13.3  CONTROLLING LAW.

          To the extent not preempted by ERISA, the Plan shall be governed, construed, administered, and regulated according to the laws of the State of Hawaii.

                                      ARTICLE XIV
                                 TOP-HEAVY PROVISIONS

SECTION 14.1  DETERMINATION OF TOP-HEAVY STATUS.

          For purposes of this Article XIV, the following terms shall have the meanings set forth below:

          (a) Key Employee: Any Employee or former Employee (and the beneficiaries of such Employee) who at any time during the determination period was (i) an officer of a Participating Employer if such individual's annual compensation exceeds 50% of the dollar limitation under Section 415(b)(1)(A) of the Code, (ii) an owner (or considered an owner under Section 318 of the Code) of one of the ten largest interests in a Participating Employer if such individual's compensation exceeds 100% of the dollar limitation under Section 415(c)(1)(A) of the Code, (iii) a 5% owner of a Participating Employer, or (iv) a 1% owner of a Participating Employer who has an annual compensation of more than $150,000. For this purpose, annual compensation means compensation as defined in Section 5.4(b), but including amounts contributed by a Participating Employer pursuant to an elective deferral agreement that are excludable from the Employee's gross income under Section 125, 402(a)(8), 402(h), or 403(b) of the Code.

          The determination period shall be the Plan Year containing the Determination Date and the four preceding Plan Years. The determination of who is a Key Employee shall be made in accordance with Section 416(i)(1) of the Code and the regulations thereunder.

          (b) Top-heavy plan: The Plan shall be top-heavy if any of the following conditions exists:

               (1) If the Top-Heavy Ratio for the Plan exceeds 60% and the Plan is not part of any required aggregation group or permissive aggregation group of plans.

               (2) If the Plan is a part of a required aggregation group of plans but not part of a permissive aggregation group and the Top-Heavy Ratio for the group of plans exceeds 60%.

               (3) If the Plan is a part of a required aggregation group and part of a permissive aggregation group of plans and the Top-Heavy Ratio for the permissive aggregation group exceeds 60%.

          (c)   Top-Heavy Ratio:

               (1) If a Participating Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and a Participating Employer has not maintained any defined benefit plan that during the five-year period ending on the Determination Date has or had accrued benefits, the Top-Heavy Ratio for the Plan alone or for the required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date (including any part of any account balance distributed in the five-year period ending on the Determination Date) and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the five-year period ending on the Determination Date) of all Members as of the Determination Date, both computed in accordance with Section 416 of the Code and the regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio shall be increased to reflect any contribution that is due but unpaid as of the Determination Date, but is required to be taken into account on that date under Section 416 of the Code and the regulations thereunder.

               (2) If a Participating Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and a Participating Employer maintains or has maintained one or more defined benefit plans that during the five-year period ending on the Determination Date has or had any accrued benefits, the Top-Heavy Ratio for any required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees (determined in accordance with subparagraph (1) above) and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date and the denominator of which is the sum of account balances under the aggregated defined contribution plans for all members (determined in accordance with subparagraph
(1) above) and the present value of accrued benefits under the defined benefit plans for all participants as of the Determination Date, all as determined in accordance with Section 416 of the Code and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio shall be increased for any distribution of an accrued benefit made in the five-year period ending on the Determination Date.

          (3) For purposes of subparagraphs (1) and (2) above, the value of account balances and the present value of accrued benefits shall be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Section 416 of the Code and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Member (i) who is not a Key Employee but who was a Key Employee in a prior year or (ii) who has not been credited with at least one Hour of Service with any employer maintaining the Plan at any time during the five-year period ending on the Determination Date shall be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, roll-overs, and transfers are taken into account shall be made in accordance with Section 416 of the Code and the regulations thereunder. Deductible employee contributions shall not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans the value of account balances and accrued benefits shall be calculated with reference to the Determination Dates that fall within the same calendar year.

          The accrued benefit of a participant other than a Key Employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by a Participating Employer, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.

          (d) Permissive aggregation group: The required aggregation group of plans plus any other plan or plans of a Participating Employer that, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

          (e) Required aggregation group: (i) Each qualified plan of a Participating Employer in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the plan has terminated), and (ii) any other qualified plan of a Participating Employer that enables a plan described in (i) to meet the requirements of Sections 401(a)(4) and 410 of the Code.

          (f) Determination Date: For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year, the last day of that year.

          (g)  Valuation Date: The last day of the Plan Year.

          (h) Present Value: The present value of an accrued benefit of a participant as of any Determination Date shall be calculated (i) as of the most recent actuarial valuation date that is within a 12-month period ending on the Determination Date, (ii) as if his employment terminated as of such valuation date, (iii) without regard to any disability or preretirement death benefit provided under the plan, and (iv) using the actuarial bases with regard to interest and mortality as promulgated by the Pension Benefit Guaranty Corporation for plans terminating on such actuarial valuation date and assuming retirement at age 65.

SECTION 14.2  SPECIAL TOP-HEAVY RULES.

          (a) If the Plan is or becomes top-heavy in any Plan Year, the provisions of this Article XIV shall supersede any conflicting provisions in the Plan.

          (b) (1) Except as otherwise provided in subparagraphs (2) and (3) below, Mandatory Deferral Contributions allocated on behalf of any Member who is not a Key Employee shall not be less than the lesser of (i) 3% of such Member's Compensation or (ii) in the case where a Participating Employer has no defined benefit plan that designates the Plan to satisfy Section 401 of the Code, the largest percentage of Participating Employer contributions as a percentage of the Key Employee's Compensation (as limited by Section 401(a)(17) of the
Code), allocated on behalf of any Key Employee for that year. The minimum allocation shall be determined without regard to any Social Security contribution. This minimum allocation shall be made even though under other Plan provisions the Member would not otherwise be entitled to receive an allocation or would have received a lesser allocation because of the Member's failure to (i) complete 1,000 Hours of Service (or any equivalent provided in the Plan), (ii) to make mandatory Employee contributions to the Plan, or (iii) to earn compensation in excess of a stated amount.

               (2) If a Member is covered by both the Plan and a defined benefit plan, the minimum benefit required by Section 416 of the Code shall be provided by the defined benefit plan, provided that such benefit shall be offset by the benefits, if any, provided by the Plan.

                (3) The minimum allocation required (to the extent required to be vested under Section 416(b)) may not be forfeited under Section 411(a)(3)(B) or 411(a)(3)(D) of the Code.

          (c) For any Plan Year in which the Plan is top-heavy, such Member entitled to receive 100% of his Accounts. This vesting provision shall apply to all benefits within the meaning of Section 411(a)(7) of the Code except those attributable to Employee contributions, including benefits accrued before the effective date of Section 416 of the Code and benefits accrued before the Plan became top-heavy. Further, no reduction in vested benefits may occur in the event the Plan's status as top-heavy changes for any Plan Year. However, this paragraph does not apply to the account balances of any Employee who does not have an Hour of Service after the Plan initially becomes top-heavy and such Employee's account balance attributable to Profit Sharing Contributions shall be determined without regard to this paragraph.

          (d) For purposes of computing the aggregate limitation on benefits and contributions for an employee who participates in a defined contribution plan and a defined benefit plan included in the aggregation group, the dollar limitation of 1.25 in the denominator of the fraction shall be reduced to 1.0.

          TO RECORD THE ADOPTION OF THIS AMENDED AND RESTATED PLAN, the Bank has executed this document this 14th day of December, 1994.

                                        BANK OF HAWAII


                                   By  /s/ Lawrence M. Johnson
                                       -------------------------------------
                                       Its Chairman and Chief Executive Officer



                                   By  /s/ Richard J. Dahl
                                       -------------------------------------
                                       Its President

           Receipt of the foregoing amended and restated Plan is hereby acknowledged, and consent and acceptance the terms thereof given, this 14th day of December, 1994, by the members of the Profit Sharing Trust Committee



/s/ Thomas J. Kappock III                    /s/ Lawrence M. Johnson
- --------------------------                   -------------------------
Thomas J. Kappock III                        Lawrence M. Johnson



/s/ Ronald K. Migita                         /s/ Charles R. Wichman
- --------------------------                   -------------------------
Ronald K. Migita                             Charles R. Wichman


/s/ Susan L. Mares
- -------------------------
Susan L. Mares

                                         APPENDIX A

          In addition to Bank of Hawaii, the following corporations shall be Participating Employers in the Plan:

          (1)   Hawaiian Trust Company, Limited.

          (2)   Bank of Hawaii International Corporation, New York.

          (3) Each of First Federal Savings and Loan Association of America and First Savings and Loan Association of America, effective as of January 1, 1991.

          (4)  First National Bank of Arizona, effective as of January 1, 1991.

          (5)  Bancorp Investment Group, Ltd., effective as of January 1, 1992.

                                   APPENDIX B

          For each Plan Year, the amount of the Profit Sharing Contribution shall be the amount, if any, resulting from multiplying the Adjusted Net Income of Bancorp for such Plan Year by the percentage set forth in the following schedule:

               If Adjusted Return
               on Equity Is:                 The Percentage Is:
               ------------------            ------------------
               less than 7%                          0%
                      7%                           4.5%
                      8%                          4.75%
                      9%                             5%

For each full percentage point that the Adjusted Return on Equity of Bancorp for a Plan Year exceeds 9%, the percentage set forth in the schedule shall be increased 0.25%.

          For purposes of the schedule, if Adjusted Return on Equity is other than a whole percentage, the percentage set forth in the schedule shall be interpolated three decimal places. For example, if the adjusted return on equity for a Plan Year is 15%, the percentage of adjusted income constituting the Profit Sharing Contribution for such Plan Year shall be 6.5%; but if the adjusted return on equity for such Plan Year is 14.5%, the percentage of adjusted income constituting the Profit Sharing Contribution for such Plan Year shall be 6.375%.

          For purposes of this Appendix B:

          (1) "Adjusted Net Income" shall mean the net income of Bancorp for the Plan Year before giving effect to the Profit Sharing Contribution for the Plan Year to the Plan. A further adjustment may be made by Bancorp's Compensation Committee in determining Adjusted Net Income to offset any individual gain or loss that exceeds 5% of Bancorp's net income, to the extent not already substantially offset by unusual transactions or accounting adjustments. For these purposes, Bancorp's management shall recommend to Bancorp's Compensation Committee any such adjustment.

          (2) "Adjusted Return on Equity" for a Plan Year shall mean the result of dividing (i) the Adjusted Net Income of Bancorp for such Plan Year by (ii) the sum of capital, surplus, undivided profits, and any other amounts classified as part of Equity Capital in Bancorp's Annual Report to its share owners (all computed on a consolidated basis for Bancorp and its wholly-owned subsidiaries) as of the December 31 preceding such Plan Year.

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           Notwithstanding any other provision in this Appendix B, there shall be no Profit Sharing Contribution for a Plan Year if Adjusted Net Income for such Plan Year is less than the amount of the shareholders' regular annual dividends declared by Bancorp for the Plan Year.


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                                   APPENDIX C

          Savings Contributions shall be subject to the provisions set forth in this Appendix C.

SECTION 1. ELIGIBILITY FOR SAVINGS CONTRIBUTIONS.

          (a) Each Member shall be eligible to receive Savings Contributions by completing a savings agreement furnished to him by the Participating Employer on which he designates the rate of reduction of salary or wages to be made on his behalf and agrees to comply with the provisions of the Plan and to provide such information as may be necessary to administer the Plan.

          (b) To be effective, a savings agreement must be received by the Participating Employer prior to such date as may be specified by the Committee.

SECTION 2. SAVINGS AGREEMENTS.

          (a) A savings agreement shall provide that the Member agrees to accept a reduction of salary or wages from the Participating Employer equal to
(i) a specified dollar amount each pay period or (ii) any whole percentage of his salary or wages, but in no case may such reduction be less than 1% of his salary or wages while the savings agreement is in effect or more than 7% of his salary or wages for the period during the Plan Year during which he is a Member.

           (b) (1) A savings agreement shall remain in effect until it is amended or revoked.

               (2) A savings agreement may be amended to increase or decrease (but not below 1%) the rate of reduction of salary or wages as of the first day of any calendar quarter, provided such amendment is received by the Participating Employer by the date in the prior calendar quarter specified by the Committee. If such an amendment is received after such specified date, it shall be effective as of the first day of the second calendar quarter following such receipt.

               (3) A savings agreement may be revoked and salary reduction discontinued effective as of the first day of any month, provided such revocation is received by the Participating Employer by the date in the prior month specified by the Committee. If such a revocation is received after such specified date, it shall be effective as of the first day of the second month following such receipt.

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                (4)  After revocation of a savings agreement, a new savings agreement may be entered into only as of the first day of any subsequent calendar quarter, provided such new agreement is received by the Participating Employer by the date in the prior calendar quarter specified by the Committee. If such a new agreement is received after such specified date, it shall be effective as of the first day of the second month following such receipts.

          (c) The Bank may amend or revoke a savings agreement with any Member at any time if the Bank determines that such revocation or amendment is necessary to insure that (i) contributions on behalf of such a Member for any Plan Year shall not exceed the limitations of Article V, (ii) the discrimination tests of Section 401(k) of the Code are met for such year, (iii) the Plan does not become subject to the top-heavy provisions of Section 416 of the Code, or
(iv) the Plan complies with any other section of the Code required to maintain its tax-exempt status.

SECTION 3. REFUNDS OF SAVINGS CONTRIBUTIONS.

          (a) In consideration of a Member's reduction of salary or wages pursuant to a savings agreement, the Participating Employer shall make a Savings Contribution to the Member's Member Savings Account in the amount the Member's salary or wages were reduced.

          (b) For Federal tax purposes (and, wherever permitted, for state tax purposes) Savings Contributions shall be deemed to be Participating Employer contributions.

          (c) If reduction of Savings Contributions on behalf of a Member is required for any reason under this Appendix C, such reduction shall be refunded to the affected Member.

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
                                   APPENDIX D

SECTION 1. INVESTMENT FUNDS.

          (a) Each Member may elect on a form furnished by the Committee the Investment Fund or Investment Funds in which his Accounts shall be invested. The Committee, subject to acceptance by the Trustee, shall establish rules regarding such elections.

          (b) Until July 31, 1991, there shall be four Investment Funds available:

               (i)  The Bancorp Stock Fund,

               (ii)  The Windsor Fund,

               (iii) The Wellington Fund, and

               (iv)  The Vanguard Variable Rate GIC Trust.

          (c) Effective August 1, 1991, there shall be six Investment Funds available:

                (i)  The Bancorp Stock Fund,

               (ii)  The Windsor Fund,

               (iii) The Wellington Fund,

               (iv)  The Vanguard Investment Contract Trust,

               (v)   The 500 Portfolio of the Vanguard Index Trust, and

               (vi)  The Short-Term Federal Portfolio of the Vanguard Fixed
                         Income Securities Fund.

SECTION 2.   INVESTMENT ELECTIONS.

          The following provisions shall govern investment elections under the
Plan:

          (a) A Member may indicate on the election form provided by the Bank the percentage (in 5% increments) of the Savings Contributions to be invested in each Investment Fund. A Member may at any time revise his investment election directions concerning how future Savings Contributions allocated to his Member Savings Account shall be invested. Such revised election shall be effective as soon as practicable following receipt by the Trustee.

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

           (b) A Member may indicate on the election form provided by the Bank the percentage (in 5% increments) of the Profit Sharing Contributions to be invested in each Investment Fund. A Member may at any time revise his investment election directions concerning how future Profit Sharing Contributions allocated to his Mandatory Deferral Account and Elective Deferral Account shall be invested. Such revised election shall be effective as soon as practicable following receipt by the Trustee.

          (c) A Member may indicate on the election form provided by the Bank the percentage (in 5% increments) of his Rollover Account to be invested in each Investment Fund.

          (d) Once each calendar quarter a Member may elect to revise any directions concerning how the balance of his Accounts shall be invested. Such revised election shall be effective as soon as practicable following receipt by the Trustee; provided that (i) not more than the greater of 30% or $25,000 of the Member's balance of his Accounts invested in the Bancorp Stock Fund may be transferred to a different Investment Fund during any calendar quarter, and (ii) any transfer from one Investment Fund to another Investment Fund shall be subject to the rules of such Investment Fund.

SECTION 3.  BANCORP STOCK FUND.

          (a) "Shares" shall mean evidence of an interest in full and fractional (to one-hundredths) shares of common stock of Bancorp.

          (b) (1) The Bancorp Stock Fund shall be invested to the extent possible in Shares. The Trustee may purchase such shares from Bancorp, the Bank, or any other source, and such Shares may be outstanding, newly issued, or treasury Shares. All such purchases shall be made at such times as shall be determined by the Trustee, but must be at fair market values or pursuant to Bancorp's Dividend Reinvestment and Stock Purchase Plan.

                (2) All cash dividends on Shares shall be invested in additional Shares pursuant to Bancorp's Dividend Reinvestment and Stock Purchase Plan.

          (c) The Trustee may retain such cash or other investments in the Bancorp Stock Fund as it in its sole discretion deems advisable.

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

           (d) In the event there shall at any time or from time to time be any change in the Shares through stock dividend, stock split-up, combination, or as a result of a reorganization or a recapitalization, appropriate adjustments shall be made in the Bancorp Stock Fund.

           (e) Bancorp shall before each regular or special meeting of the stockholders of Bancorp mail to each Member with an interest in the Bancorp Stock Fund a copy of the proxy solicitation material issued by Bancorp, together with a form requesting confidential instructions on how the Trustee shall vote the number of Shares entitled to vote at such meeting that represent the number of Shares allocable to his Accounts. The number of such voting Shares with respect to which voting instructions are received by the Trustee shall be voted by the Trustee in accordance with such instructions. If no choice is specified, the Shares shall be voted in accordance with the recommendation of the management of Bancorp. The Trustee shall have no liability for following the voting instructions or directions given in accordance with these provisions.

           (f) (1) Each Member (or in the event of his death, his Beneficiary) shall have the right to instruct the Trustee in writing as to the manner in which to respond to a tender or exchange offer for any or all of the Shares allocated to his Accounts. The Trustee shall notify each Member (or Beneficiary, if applicable) and utilize its best efforts to timely distribute or cause to be distributed to him such information as distributed to shareholders of Bancorp in connection with any such tender or exchange offer.

                  (2) Upon its receipt of such instructions, the Trustee shall tender or exchange such Shares as and to the extent so instructed by Members (or Beneficiaries, if applicable) in accordance with the prior paragraph
(1). If the Trustee does not receive instructions from a Member (or Beneficiary, if applicable) in accordance with the prior paragraph (1), the Trustee shall have no discretion in such matter and shall not tender or exchange the Shares allocated to such Member (or Beneficiary, if applicable) pursuant to the prior paragraph (1).

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

                                   APPENDIX E

SECTION 1.  GENERAL RULES.

          (a) The requirements of this Appendix E shall apply to any distribution of a Member's Accounts and shall take precedence over any inconsistent provisions of the Plan, provided that this Appendix E shall not create a form of distribution that is not available under Section 6.6.

          (b) All distributions required under this Appendix E shall be determined and made in accordance with the proposed regulations under Section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirement of Prop. Treas. Reg. Section 1.401(a)(9)-2.

SECTION 2. REQUIRED BEGINNING DATE.

          The entire interest of a Member must be distributed no later than the Member's Required Beginning Date.

SECTION 3. OTHER FORMS.

          If the Member's Accounts are distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Section 401(a)(9) of the Code and the proposed regulations thereunder.

SECTION 4. DEATH DISTRIBUTION PROVISIONS.

          (a) DISTRIBUTION BEGINNING BEFORE DEATH. If the Member dies after distribution of his Accounts has begun, the remaining portion of such Accounts must continue to be distributed at least as rapidly as under the method of distribution being used prior to the Member's death.

          (b) DISTRIBUTION BEGINNING AFTER DEATH. If the Member dies before distribution of his Accounts begins, distribution of the Member's entire Accounts shall be completed by December 31 of the calendar year containing the fifth anniversary of the Member's death, except to the extent that an election is made to receive distributions in accordance with (1) or (2) below:

               (1) If any portion of the Member's Accounts are payable to a designated beneficiary, distributions may be made over the life or over a period certain not greater than the life expectancy of the designated beneficiary

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

commencing on or before December 31 of the calendar year immediately following the calendar year in which the Member died.

               (2) If the designated beneficiary is the Member's surviving spouse, the date distributions are required to begin in accordance with Section 4(b) of this Appendix E shall not be earlier than the later of (i) December 31 of the calendar year immediately following the calendar year in which the Member died or (ii) December 31 of the calendar year in which the Member would have attained age 70-1/2.

          If the Member has not made an election pursuant to this Section 4(b) by the time of his death, the Member's designated beneficiary must elect the method of distribution no later than the earlier of (i) December 31 of the calendar year in which distributions would be required to begin under this
Section 4 or (ii) December 31 of the calendar year that contains the fifth anniversary of the date of death of the Member. If the Member has no designated beneficiary or if the designated beneficiary does not elect a method of distribution, distribution of the Member's entire Accounts must be completed by December 31 of the calendar year containing the fifth anniversary of the Member's death.

          (c) For purposes of Section 4(b) of this Appendix E, if the surviving spouse dies after the Member but before payments to such spouse begin, the provisions of Section 4(b) (with the exception of paragraph (2) therein) shall be applied as if the surviving spouse were the Member.

          (d) For purposes of this Section 4, any amount paid to a child of the Member shall be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

          (e) For purposes of this Section 4, distribution of a Member's Accounts is considered to begin on the Member's Required Beginning Date, or if
Section 4(c) of this Appendix E is applicable, the date distribution is required to begin to the surviving spouse pursuant to Section 4(b) of this Appendix E. If distribution in the form of an annuity described in Section 4(b)(1) of this Appendix E irrevocably commences to the Member before the Required Beginning Date, the date distribution is considered to begin is the date distribution actually commences.


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SECTION 5. DEFINITIONS.

          In addition to the definitions in Article I, the following definitions shall apply for purposes of this Appendix E:

          (a) "Designated beneficiary" shall mean the individual who is designated as the beneficiary under the Plan in accordance with Section 401(a)(9) of the Code and the regulations thereunder.

          (b) "Distribution calendar year" shall mean a calendar year for which a minimum distribution is required. For distributions beginning before the Member's death, the first distribution calendar year is the calendar year immediately preceding the calendar year that contains the Member's Required Beginning Date. For distributions beginning after the Member's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to Section 4 of this Appendix E.

          (c)  "Accounts" shall mean:

               (1) The Accounts as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the Accounts as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.

                (2) For purposes of the prior paragraph, if any portion of the minimum distribution for the first distribution calendar year is made in the second distribution calendar year on or before the Required Beginning Date, the amount of the minimum distribution made in the second distribution calendar year shall be treated as if it had been made in the immediately preceding distribution calendar year.

          (d)   "Required Beginning Date" shall mean:

               (1) GENERAL RULE. The Required Beginning Date of a Member is the first day of April of the calendar year following the calendar year in which the Member attains age 70-1/2.

               (2) TRANSITIONAL RULES. The Required Beginning Date of a Member who attains age 70-1/2 before

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

January 1, 1988, shall be determined in accordance with (i) or (ii) below:

                       (i) Non-5% owners. The Required Beginning Date of a Member who is not a 5% owner is the first day of April of the calendar year following the calendar year in which the later of retirement or attainment of age 70-1/2 occurs.

                      (ii) 5% owners. The Required Beginning Date of a Member who is a 5% owner during any year beginning after December 31, 1979, is the first day of April following the later of [a] the calendar year in which the Member attains age 70-1/2 or [b] the earlier of the calendar year with or within which ends the Plan Year in which the Member becomes a 5% owner or the calendar year in which the Member retires.

The Required Beginning Date of a Member who is not a 5% owner who attains age 70-1/2 during 1988 and who has not retired as of January 1, 1989 is April 1, 1990.

               (3) A Member shall be treated as a 5% owner for purposes of this Appendix E if such Member is a 5% owner as defined in Section 416(i) of the Code (determined in accordance with Section 416 but without regard to whether the Plan is top-heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age 66-1/2 or any subsequent Plan Year.

               (4) Once distributions have begun to a 5% owner under this Appendix E, they must continue to be distributed even if the Member ceases to be a 5% owner in a subsequent year.

SECTION 6. PROPOSED REGULATIONS.

          If final regulations adopted by the Internal Revenue Service are identical to the proposed regulations referred in this Appendix E, then this Appendix E shall be regarded as referring to such final regulations. However, the Bank reserves the right to make any amendment to this Appendix E that it deems necessary or appropriate in order to comply with final regulations that may differ from the proposed regulations referred to in this Appendix E.

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